                                                                    Exhibit 2
                                                                    ---------



              ====================================================





                            ASSET PURCHASE AGREEMENT

                                 by and between

                       COOK INLET TELEVISION PARTNERS, L.P.

                                      and

                  COOK INLET TELEVISION LICENSE PARTNERS, L.P.

                                      and

                              MEREDITH CORPORATION

                                   dated as of

                                 August 19, 1994




              ====================================================

                                     INDEX

                                                                         Page
                                                                        Number
                                                                        ------
                                   ARTICLE I
                              Certain Definitions

Section 1.1.   "Action"  . . . . . . . . . . . . . . . . . . . . . . .     2
Section 1.2.   "Act III Lease" . . . . . . . . . . . . . . . . . . . .     2
Section 1.3.   "Affiliate" . . . . . . . . . . . . . . . . . . . . . .     2
Section 1.4.   "Agreement" . . . . . . . . . . . . . . . . . . . . . .     3
Section 1.5.   "Applicable Environmental Laws" . . . . . . . . . . . .     3
Section 1.6.   "Asset Purchase"  . . . . . . . . . . . . . . . . . . .     3
Section 1.7.   "Assets"  . . . . . . . . . . . . . . . . . . . . . . .     3
Section 1.8.   "Assignment and Assumption Agreement  . . . . . . . . .     3
Section 1.9.   "Assumed Liabilities" . . . . . . . . . . . . . . . . .     3
Section 1.10.  "Base Purchase Price" . . . . . . . . . . . . . . . . .     3
Section 1.11.  "Business Condition"  . . . . . . . . . . . . . . . . .     3
Section 1.12.  "Buyer" . . . . . . . . . . . . . . . . . . . . . . . .     3
Section 1.13.  "Buyer Indemnified Parties" . . . . . . . . . . . . . .     3
Section 1.14.  "Buyer's Financial Statements"  . . . . . . . . . . . .     4
Section 1.15.  "CITPH's Indemnification Escrow Agreement"  . . . . . .     4
Section 1.16.  "Claims"  . . . . . . . . . . . . . . . . . . . . . . .     4
Section 1.17.  "Closing" . . . . . . . . . . . . . . . . . . . . . . .     4
Section 1.18.  "Closing Certificates"  . . . . . . . . . . . . . . . .     4
Section 1.19.  "Closing Date"  . . . . . . . . . . . . . . . . . . . .     4
Section 1.20.  "Code"  . . . . . . . . . . . . . . . . . . . . . . . .     4
Section 1.21.  "Collection Period" . . . . . . . . . . . . . . . . . .     4
Section 1.22.  "Commissions" . . . . . . . . . . . . . . . . . . . . .     4
Section 1.23.  "Communications Act"  . . . . . . . . . . . . . . . . .     4
Section 1.24.  "Consideration" . . . . . . . . . . . . . . . . . . . .     4
Section 1.25.  "Contract"  . . . . . . . . . . . . . . . . . . . . . .     4
Section 1.26.  "Covered Liabilities" . . . . . . . . . . . . . . . . .     4
Section 1.27.  "Cut Off Time"  . . . . . . . . . . . . . . . . . . . .     5
Section 1.28.  "Deed . . . . . . . . . . . . . . . . . . . . . . . . .     5
Section 1.29.  "Deposit" . . . . . . . . . . . . . . . . . . . . . . .     5
Section 1.30.  "Discrepancy Statement" . . . . . . . . . . . . . . . .     5
Section 1.31.  "ERISA" . . . . . . . . . . . . . . . . . . . . . . . .     5
Section 1.32.  "ERISA Affiliate" . . . . . . . . . . . . . . . . . . .     5
Section 1.33.  "Escrow Agent"  . . . . . . . . . . . . . . . . . . . .     5
Section 1.34.  "Escrow Agreement"  . . . . . . . . . . . . . . . . . .     6
Section 1.35.  "Escrow Deposit A"  . . . . . . . . . . . . . . . . . .     6
Section 1.36.  "Escrow Deposit B"  . . . . . . . . . . . . . . . . . .     6
Section 1.37.  "Excluded Assets" . . . . . . . . . . . . . . . . . . .     6
Section 1.38.  "FCC" . . . . . . . . . . . . . . . . . . . . . . . . .     6

                                                                         Page
                                                                        Number
                                                                        ------

Section 1.39.  "FCC Application" . . . . . . . . . . . . . . . . . . .     6
Section 1.40.  "FCC Authorizations"  . . . . . . . . . . . . . . . . .     6
Section 1.41.  "FCC Consent" . . . . . . . . . . . . . . . . . . . . .     6
Section 1.42.  "Final Order" . . . . . . . . . . . . . . . . . . . . .     6
Section 1.43.  "Final Order Date"  . . . . . . . . . . . . . . . . . .     7
Section 1.44.  "Financial Statements"  . . . . . . . . . . . . . . . .     7
Section 1.45.  "FTC" . . . . . . . . . . . . . . . . . . . . . . . . .     7
Section 1.46.  "Government Authority"  . . . . . . . . . . . . . . . .     7
Section 1.47.  "Hazardous Substance" . . . . . . . . . . . . . . . . .     7
Section 1.48.  "HSR Act" . . . . . . . . . . . . . . . . . . . . . . .     7
Section 1.49.  "Leased Property" . . . . . . . . . . . . . . . . . . .     7
Section 1.50.  "Liabilities" . . . . . . . . . . . . . . . . . . . . .     7
Section 1.51.  "Licenses"  . . . . . . . . . . . . . . . . . . . . . .     9
Section 1.52.  "Liens" . . . . . . . . . . . . . . . . . . . . . . . .     9
Section 1.53.  "NBC" . . . . . . . . . . . . . . . . . . . . . . . . .     9
Section 1.54.  "NBC Contract"  . . . . . . . . . . . . . . . . . . . .     9
Section 1.55.  "1989 Survey" . . . . . . . . . . . . . . . . . . . . .     9
Section 1.56.  "Non-Assumed Liabilities" . . . . . . . . . . . . . . .     9
Section 1.57.  "Objectionable Title Matters" . . . . . . . . . . . . .     9
Section 1.58.  "Other Contracts" . . . . . . . . . . . . . . . . . . .    10
Section 1.59.  "Permitted Assigns" . . . . . . . . . . . . . . . . . .    10
Section 1.60.  "Permitted Liens" . . . . . . . . . . . . . . . . . . .    10
Section 1.61.  "Person"  . . . . . . . . . . . . . . . . . . . . . . .    11
Section 1.62.  "Program Contracts" . . . . . . . . . . . . . . . . . .    11
Section 1.63.  "Projections" . . . . . . . . . . . . . . . . . . . . .    11
Section 1.64.  "Prorations Certificates" . . . . . . . . . . . . . . .    11
Section 1.65.  "Real Property" . . . . . . . . . . . . . . . . . . . .    11
Section 1.66.  "Real Property Leases"  . . . . . . . . . . . . . . . .    11
Section 1.67.  "Retained Liabilities"  . . . . . . . . . . . . . . . .    11
Section 1.68.  "Returns" . . . . . . . . . . . . . . . . . . . . . . .    11
Section 1.69.  "Sealed Files"  . . . . . . . . . . . . . . . . . . . .    11
Section 1.70.  "Seller"  . . . . . . . . . . . . . . . . . . . . . . .    11
Section 1.71.  "Seller Indemnified Parties"  . . . . . . . . . . . . .    11
Section 1.72.  "Station Employee Benefit Plans"  . . . . . . . . . . .    12
Section 1.73.  "Station Employees" . . . . . . . . . . . . . . . . . .    12
Section 1.74.  "Station" . . . . . . . . . . . . . . . . . . . . . . .    12
Section 1.75.  "Station's Business"  . . . . . . . . . . . . . . . . .    12
Section 1.76.  "Taxes" . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 1.77.  "Taxing Authority"  . . . . . . . . . . . . . . . . . .    13
Section 1.78.  "TeleRep Contract"  . . . . . . . . . . . . . . . . . .    13
Section 1.79.  "Title Commitment"  . . . . . . . . . . . . . . . . . .    13
Section 1.80.  "Title Company" . . . . . . . . . . . . . . . . . . . .    13

                                                                         Page
                                                                        Number
                                                                        ------

Section 1.81.  "Title Policy"  . . . . . . . . . . . . . . . . . . . .    13
Section 1.82.  "Tower Leases"  . . . . . . . . . . . . . . . . . . . .    13
Section 1.83.  "Trade Agreements"  . . . . . . . . . . . . . . . . . .    13
Section 1.84.  "Updated Survey"  . . . . . . . . . . . . . . . . . . .    13
Section 1.85.  "WCC" . . . . . . . . . . . . . . . . . . . . . . . . .    13
Section 1.86.  "WCC's Indemnification Escrow Agreement"  . . . . . . .    13


                                   ARTICLE II
                            Sale of Assets; Closing

Section 2.1.   Assets to Be Acquired . . . . . . . . . . . . . . . . .    14
Section 2.2.   Excluded Assets . . . . . . . . . . . . . . . . . . . .    18
Section 2.3.   Assumption of Liabilities . . . . . . . . . . . . . . .    21
Section 2.4.   Retained Liabilities  . . . . . . . . . . . . . . . . .    24
Section 2.5.   Consideration . . . . . . . . . . . . . . . . . . . . .    24
Section 2.6.   Closing Proration and Adjustment  . . . . . . . . . . .    26
Section 2.7.   Additional Closing Deliveries . . . . . . . . . . . . .    31
Section 2.8.   Time and Place of Closing . . . . . . . . . . . . . . .    36
Section 2.9.   Assignment by Buyer . . . . . . . . . . . . . . . . . .    37
Section 2.10.  Control of Station  . . . . . . . . . . . . . . . . . .    37
Section 2.11.  Accounts Receivable . . . . . . . . . . . . . . . . . .    37
Section 2.12.  Trade Agreements  . . . . . . . . . . . . . . . . . . .    39


                                  ARTICLE III
                    Representations and Warranties of Seller

Section 3.1.   Partnership Status; Authorization; etc. . . . . . . . .    40
Section 3.2.   Financial Statements  . . . . . . . . . . . . . . . . .    42
Section 3.3.   Undisclosed Liabilities . . . . . . . . . . . . . . . .    43
Section 3.4.   FCC Authorizations  . . . . . . . . . . . . . . . . . .    43
Section 3.5.   Ownership and Condition of Assets . . . . . . . . . . .    45
Section 3.6.   Real Properties . . . . . . . . . . . . . . . . . . . .    45
Section 3.7.   Absence of Certain Changes or Events  . . . . . . . . .    50
Section 3.8.   Litigation; Orders  . . . . . . . . . . . . . . . . . .    52
Section 3.9.   Intellectual Property . . . . . . . . . . . . . . . . .    53
Section 3.10.  Licenses, Approvals, Other
               Authorizations, Consents, Reports, etc. . . . . . . . .    54
Section 3.11.  Labor Matters . . . . . . . . . . . . . . . . . . . . .    54
Section 3.12.  Compliance with Laws  . . . . . . . . . . . . . . . . .    55
Section 3.13.  Insurance . . . . . . . . . . . . . . . . . . . . . . .    55

                                                                         Page
                                                                        Number
                                                                        ------

Section 3.14.  Material Contracts  . . . . . . . . . . . . . . . . . .    56
Section 3.15.  Consents  . . . . . . . . . . . . . . . . . . . . . . .    60
Section 3.16.  No Defaults . . . . . . . . . . . . . . . . . . . . . .    61
Section 3.17.  Environmental Matters . . . . . . . . . . . . . . . . .    61
Section 3.18.  Compensation  . . . . . . . . . . . . . . . . . . . . .    71
Section 3.19.  Disclosure  . . . . . . . . . . . . . . . . . . . . . .    72
Section 3.20.  Brokers, Finders, etc.  . . . . . . . . . . . . . . . .    73
Section 3.21.  Projections . . . . . . . . . . . . . . . . . . . . . .    73
Section 3.22.  Bankruptcy  . . . . . . . . . . . . . . . . . . . . . .    73


                                  ARTICLE IV
                    Representations and Warranties of Buyer

Section 4.1.   Incorporation; Authorization; etc.  . . . . . . . . . .    74
Section 4.2.   Brokers, Finders, etc.  . . . . . . . . . . . . . . . .    76
Section 4.3.   Approvals, Other Consents, Reports, etc.  . . . . . . .    76
Section 4.4.   FCC Qualifications  . . . . . . . . . . . . . . . . . .    76
Section 4.5.   Buyer's Financial Capacity  . . . . . . . . . . . . . .    77
Section 4.6.   NBC Affiliate Qualifications  . . . . . . . . . . . . .    78
Section 4.7.   Litigation  . . . . . . . . . . . . . . . . . . . . . .    78
Section 4.8.   Disclosure  . . . . . . . . . . . . . . . . . . . . . .    78
Section 4.9.   Bankruptcy  . . . . . . . . . . . . . . . . . . . . . .    79


                                   ARTICLE V
                  Covenants of Seller Pending the Closing Date

Section 5.1.   Maintenance of Business . . . . . . . . . . . . . . . .    80
Section 5.2.   Organization, Good Will, Promotion  . . . . . . . . . .    83
Section 5.3.   Reports . . . . . . . . . . . . . . . . . . . . . . . .    84
Section 5.4.   Access to Facilities, Files and Records . . . . . . . .    84
Section 5.5.   Representations and Warranties  . . . . . . . . . . . .    85
Section 5.6.   Application for Commission Consent  . . . . . . . . . .    85
Section 5.7.   Request for NBC Consent . . . . . . . . . . . . . . . .    87
Section 5.8.   Third-Party Consents  . . . . . . . . . . . . . . . . .    87
Section 5.9.   Notice of Proceedings . . . . . . . . . . . . . . . . .    87
Section 5.10.  Confidential Information  . . . . . . . . . . . . . . .    88
Section 5.11.  Consummation of Agreement . . . . . . . . . . . . . . .    89
Section 5.12.  Notice of Certain Developments  . . . . . . . . . . . .    89
Section 5.13.  HSR Act . . . . . . . . . . . . . . . . . . . . . . . .    90
Section 5.14.  Exclusive Dealing . . . . . . . . . . . . . . . . . . .    90

                                                                         Page
                                                                        Number
                                                                        ------

Section 5.15.  Public Announcements  . . . . . . . . . . . . . . . . .    91
Section 5.16.  Updated Schedules . . . . . . . . . . . . . . . . . . .    92
Section 5.17.  Delivery of Updated Survey; Objectionable
               Title Matters; Title Matters Indemnity  . . . . . . . .    92
Section 5.18.  No Inconsistent Action  . . . . . . . . . . . . . . . .    93
Section 5.19.  Post-Closing Covenants  . . . . . . . . . . . . . . . .    94


                                   ARTICLE VI
                  Covenants of Buyer Pending the Closing Date

Section 6.1.   Application for Commission Consent  . . . . . . . . . .    94
Section 6.2.   Request for NBC Consent   . . . . . . . . . . . . . . .    95
Section 6.3.   Confidential Information  . . . . . . . . . . . . . . .    96
Section 6.4.   Consummation of Agreement . . . . . . . . . . . . . . .    97
Section 6.5.   Notice of Proceedings . . . . . . . . . . . . . . . . .    98
Section 6.6.   HSR Act . . . . . . . . . . . . . . . . . . . . . . . .    99
Section 6.7.   Representations and Warranties  . . . . . . . . . . . .    99
Section 6.8.   Public Announcements  . . . . . . . . . . . . . . . . .    99
Section 6.9.   No Inconsistent Action  . . . . . . . . . . . . . . . .    99
Section 6.10.  Bankruptcy  . . . . . . . . . . . . . . . . . . . . . .   100
Section 6.11.  Financial Reports . . . . . . . . . . . . . . . . . . .   100
Section 6.12.  Buyer's Financing . . . . . . . . . . . . . . . . . . .   101
Section 6.13.  Updated Schedules . . . . . . . . . . . . . . . . . . .   101
Section 6.14.  Post-Closing Covenants  . . . . . . . . . . . . . . . .   101


                                  ARTICLE VII
                                Employee Matters

Section 7.1.   Employee Benefit Plans  . . . . . . . . . . . . . . . .   103
Section 7.2.   Buyer's Employment of Station Employees . . . . . . . .   104


                                  ARTICLE VIII
                                  Tax Matters

Section 8.1.   General . . . . . . . . . . . . . . . . . . . . . . . .   105
Section 8.2.   Tax Allocation of Consideration . . . . . . . . . . . .   106
Section 8.3.   Tax Indemnification by Seller . . . . . . . . . . . . .   106
Section 8.4.   Tax Indemnification by Buyer  . . . . . . . . . . . . .   106
Section 8.5.   Refunds . . . . . . . . . . . . . . . . . . . . . . . .   106
Section 8.6.   Cooperation and Exchange of Information . . . . . . . .   107

                                                                         Page
                                                                        Number
                                                                        ------
                                   ARTICLE IX
                Conditions to the Obligations of Seller to Close

Section 9.1.   Representations, Warranties, Covenants  . . . . . . . .   108
Section 9.2.   Proceedings . . . . . . . . . . . . . . . . . . . . . .   109
Section 9.3.   Opinion of Counsel  . . . . . . . . . . . . . . . . . .   109
Section 9.4.   FCC Consent . . . . . . . . . . . . . . . . . . . . . .   109
Section 9.5.   HSR Act . . . . . . . . . . . . . . . . . . . . . . . .   110
Section 9.6.   NBC Contract  . . . . . . . . . . . . . . . . . . . . .   110
Section 9.7.   Environmental Audit Process . . . . . . . . . . . . . .   110


                                   ARTICLE X
                Conditions to the Obligations of Buyer to Close

Section 10.1.  Representations, Warranties, Covenants  . . . . . . . .   110
Section 10.2.  Proceedings . . . . . . . . . . . . . . . . . . . . . .   111
Section 10.3.  Opinion of Counsel  . . . . . . . . . . . . . . . . . .   111
Section 10.4.  Damage to the Assets  . . . . . . . . . . . . . . . . .   112
Section 10.5.  FCC Consent . . . . . . . . . . . . . . . . . . . . . .   112
Section 10.6.  No Material Adverse Change  . . . . . . . . . . . . . .   112
Section 10.7.  Consents  . . . . . . . . . . . . . . . . . . . . . . .   113
Section 10.8.  HSR Act . . . . . . . . . . . . . . . . . . . . . . . .   114
Section 10.9.  NBC Contract  . . . . . . . . . . . . . . . . . . . . .   114
Section 10.10. Environmental Audit Process . . . . . . . . . . . . . .   114


                                   ARTICLE XI
                           Survival; Indemnification

Section 11.1   Survival  . . . . . . . . . . . . . . . . . . . . . . .   114
Section 11.2   Indemnification by Buyer or Seller  . . . . . . . . . .   116
Section 11.3   Third-Party Claims  . . . . . . . . . . . . . . . . . .   117
Section 11.4   Bulk Sales Indemnity  . . . . . . . . . . . . . . . . .   118
Section 11.5   Limit on Indemnification  . . . . . . . . . . . . . . .   119
Section 11.6   Environmental Claims  . . . . . . . . . . . . . . . . .   122
Section 11.7   Security for Seller's Indemnification Liabilities . . .   123


                                  ARTICLE XII
                                  Termination

Section 12.1.  Termination . . . . . . . . . . . . . . . . . . . . . .   125
Section 12.2.  Procedure and Effect of Termination . . . . . . . . . .   126

                                                                         Page
                                                                        Number
                                                                        ------

                                  ARTICLE XIII
                                  Miscellaneous

Section 13.1.  Counterparts  . . . . . . . . . . . . . . . . . . . . .   127
Section 13.2.  Governing Law . . . . . . . . . . . . . . . . . . . . .   127
Section 13.3.  Entire Agreement  . . . . . . . . . . . . . . . . . . .   127
Section 13.4.  Expenses  . . . . . . . . . . . . . . . . . . . . . . .   128
Section 13.5.  Transfer Taxes, Fees, and Similar Charges . . . . . . .   128
Section 13.6.  Notices . . . . . . . . . . . . . . . . . . . . . . . .   129
Section 13.7.  Successors and Assigns  . . . . . . . . . . . . . . . .   130
Section 13.8.  Headings; Definitions . . . . . . . . . . . . . . . . .   130
Section 13.9.  Amendments and Waivers  . . . . . . . . . . . . . . . .   131
Section 13.10. Interpretation; Absence of Presumption  . . . . . . . .   131
Section 13.11. Severability  . . . . . . . . . . . . . . . . . . . . .   132
Section 13.12. Further Assurances  . . . . . . . . . . . . . . . . . .   132
Section 13.13. Bulk Sales Laws . . . . . . . . . . . . . . . . . . . .   132
Section 13.14. Risk of Loss  . . . . . . . . . . . . . . . . . . . . .   133
Section 13.15. Efforts to Cure Conditions  . . . . . . . . . . . . . .   133

                                   SCHEDULES
                                   ---------

Schedule 2.1(a)                FCC Authorizations

Schedule 2.1(b)                Personal Property

Schedule 2.1(c)                Real Property and Leased Property

Schedule 2.1(d)                Non-Program Barter Agreements

Schedule 2.1(e)                Program Contracts

Schedule 2.1(f)                Other Contracts

Schedule 2.1(g)                Registered Trademarks

Schedule 2.1(l)                Licenses

Schedule 2.2(n)                Miller Condos

Schedule 2.3A                  Permitted Liens

Schedule 2.3B                  Assumed Liabilities

Schedule 3.1                   Other Ventures of Seller

Schedule 3.2                   Financial Statements

Schedule 3.3                   Undisclosed Liabilities

Schedule 3.5                   Ownership and Condition of Assets;
                               Liens Other Than Permitted Liens

Schedule 3.6                   Third Party Interests; Non-Compliance
                               with Laws; Notices

Schedule 3.7                   Absence of Changes or Other Events

Schedule 3.8                   Litigation; Orders

Schedule 3.9                   Intellectual Property

Schedule 3.10(b)               Registrations, Filings, etc.

Schedule 3.11                  Labor Matters; Employee List

Schedule 3.13                  Insurance

Schedule 3.14(c)               Construction or Capital Contracts

Schedule 3.14(d)               Advertising Performance Guarantees

Schedule 3.17                  Environmental Matters

Schedule 3.18                  Compensation

Schedule 4.3                   Licenses, Approvals, Other Authori-
                               zations, Consents, Reports, etc.

Schedule 4.4                   Buyer's FCC Qualifications

Schedule 4.5                   Buyer's Financial Capacity

Schedule 4.7                   Buyer's Litigation

Schedule 7.1(a)                Employee Benefit Plans

Schedule 8.2                   Tax Allocation of Consideration

Schedule 9.3                   Opinion of Buyer's Counsel

Schedule 9.3                   Opinion of Buyer's Communications
                               Counsel

Schedule 10.3                  Opinions of Seller's Counsel

Schedule 10.3                  Opinion of Seller's Communications
                               Counsel

                                   EXHIBITS
                                   --------



Exhibit 2.5(a)                 Form of Preclosing Escrow Agreements

Exhibit 11.7A                  Form of WCC's Indemnification Escrow
                               Agreement

Exhibit 11.7B                  Form of CITPH's Indemnification Escrow
                               Agreement

Exhibit 11.7C                  Form of CIRI Guaranty

        THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of August 19, 1994, is by and between Cook Inlet Television Partners, L.P. ("CITP"), a limited partnership organized under the laws of Tennessee, and Cook Inlet Television License Partners, L.P. ("CITLP"), a limited partnership organized under the laws of Tennessee (together "Seller"), and Meredith Corporation, a corporation organized under the laws of Iowa ("Buyer").

        WHEREAS, CITLP is the licensee of television station WSMV-TV, Channel 4, Nashville, Tennessee (the "Station"), pursuant to certain authorizations issued by the FCC, and CITP is the owner or lessee of the non-FCC license assets used in connection with the operation of the Station, and together they operate the Station pursuant to the FCC Authorizations.

        WHEREAS, Seller desires to assign and transfer the FCC Authorizations for the Station and sell, assign and transfer the assets and business of the Station as described below, and Buyer desires to acquire the Station, the FCC Authorizations, and the assets and business of the Station, and to assume certain liabilities, as described below, all on the terms described in this Agreement.

        NOW THEREFORE, in consideration of the premises and the representa-tions, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   ---------

                              Certain Definitions
                              -------------------


        As used in this Agreement the following terms shall have the following respective meanings:

        Section 1.1. "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or pending or threatened before any Government Authority and the threatened party has received notice or otherwise has knowledge thereof.

        Section 1.2.   "Act III Lease" shall have the meaning set forth in
Section 2.6(h).

        Section 1.3. "Affiliate" shall mean, with respect to any person, any other person that directly, or through one or more intermediaries, controls, is controlled by or is under common control with such first person, and, if such a person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

        Section 1.4. "Agreement" shall have the meaning set forth in the first paragraph hereof.

        Section 1.5. "Applicable Environmental Laws" shall have the meaning set forth in Section 3.17(a)(i).

        Section 1.6. "Asset Purchase" shall mean the consummation of the transactions described in Section 2.1.

        Section 1.7.   "Assets" shall have the meaning set forth in Section
2.1.

        Section 1.8. "Assignment and Assumption Agreement" shall have the meaning set forth in Section 2.7(a)(v)(A).

        Section 1.9. "Assumed Liabilities" shall have the meaning set forth in Section 2.3.

        Section 1.10. "Base Purchase Price" shall mean One Hundred Fifty-Nine Million Dollars ($159,000,000).

        Section 1.11. "Business Condition" shall mean the assets, liabilities, results of operations and business condition (financial or otherwise) of the Station's Business.

        Section 1.12. "Buyer" shall have the meaning set forth in the first paragraph hereof and shall include any Permitted Assigns of Buyer.

        Section 1.13. "Buyer Indemnified Parties" shall have the meaning set forth in Section 11.2(b).

        Section 1.14. "Buyer's Financial Statements" shall have the meaning set forth in Section 4.5(b).

        Section 1.15. "CITPH's Indemnification Escrow Agreement" shall have the meaning set forth in Section 11.7.

        Section 1.16.  "Claims" shall have the meaning set forth in Section
2.2(i).

        Section 1.17. "Closing" shall mean the consummation of the Asset Purchase in accordance with Section 2.8.
        Section 1.18. "Closing Certificates" shall have the meaning set forth in Section 2.6(c).

        Section 1.19. "Closing Date" shall mean the date on which the Closing is completed.

        Section 1.20. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

        Section 1.21.  "Collection Period" shall have the meaning set forth in
Section 2.11.

        Section 1.22.  "Commissions" shall have the meaning set forth in
Section 2.11.

        Section 1.23. "Communications Act" shall mean the Communications Act of 1934, as amended.

        Section 1.24.  "Consideration" shall have the meaning set forth in
Section 2.5(b).

        Section 1.25. "Contract" shall have the meaning set forth in Section 2.1(c).

        Section 1.26. "Covered Liabilities" shall mean any and all debts, losses, liabilities, claims, damages, obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), and any reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses incurred in defending any Action).

        Section 1.27. "Cut Off Time" shall mean 12:01 AM Nashville time on the Closing Date.

        Section 1.28. "Deed" shall have the meaning set forth in Section 2.7(a)(v)(B).

        Section 1.29. "Deposit" shall have the meaning set forth in Section 2.5(a).

        Section 1.30. "Discrepancy Statement" shall have the meaning set forth in Section 2.6(d).

        Section 1.31. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

        Section 1.32. "ERISA Affiliate" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

        Section 1.33.  "Escrow Agent" shall have the meaning set forth in
Section 2.5(a) and Section 11.7.

        Section 1.34.  "Escrow Agreement" shall have the meaning set forth in
Section 2.5(a).

        Section 1.35.  "Escrow Deposit A" shall have the meaning set forth in
Section 11.7.

        Section 1.36.  "Escrow Deposit B" shall have the meaning set forth in
Section 11.7.

        Section 1.37.  "Excluded Assets" shall have the meaning set forth in
Section 2.2.

        Section 1.38.  "FCC" shall mean the Federal Communications Commission.

        Section 1.39. "FCC Application" shall mean the application or applications that Seller and Buyer must file with the FCC regarding its consent to the assignment of the FCC Authorizations pursuant to Sections 5.6 and 6.1 hereof.

        Section 1.40.  "FCC Authorizations" shall have the meaning set forth in
Section 2.1(a).

        Section 1.41. "FCC Consent" shall mean action by the FCC, or by its staff pursuant to delegated authority, granting the FCC Application.

        Section 1.42. "Final Order" shall mean the FCC Consent (i) which has not been vacated, reversed, stayed, set aside, annulled or suspended, (ii) with respect to which no timely administrative or judicial appeal, request for stay or petition for rehearing, reconsideration or review by any party or by the FCC on its own motion, is pending, and (iii) as to which the time for filing any such appeal, request, petition, or similar document or for the reconsideration or review by the FCC on its own motion under the Communications Act, the rules and regulations of the FCC, and the pertinent judicial rules has expired.

        Section 1.43. "Final Order Date" shall mean the date on which the FCC Consent shall have become a Final Order.

        Section 1.44. "Financial Statements" shall have the meaning set forth in Section 3.2.

        Section 1.45.  "FTC" shall mean the Federal Trade Commission.

        Section 1.46. "Government Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational (including European Union), or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

        Section 1.47. "Hazardous Substance" shall have the meaning set forth in Section 3.17(a)(ii).

        Section 1.48. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        Section 1.49.  "Leased Property" shall have the meaning set forth in
Section 3.6(b).

        Section 1.50. "Liabilities" shall mean, as to any person or entity, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute, contingent or otherwise, of such person or entity, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such person's or entity's balance sheets or other books and records, including (i) obligations arising under any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind; (ii) obligations arising in connection with products sold by, or in connection with services provided by, or under, contracts, agreements (whether written or oral), leases, commitments or undertakings of, such person or entity; (iii) all indebtedness or liability of such person or entity for borrowed money, or for the purchase price of property or services (including trade obligations); (iv) all obligations of such person or entity as lessee under leases, capital or other; (v) liabilities of such person or entity in respect of plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended, or otherwise arising in respect of plans for employees or former employees or their respective families or beneficiaries; (vi) reimbursement obligations of such person or entity in respect of letters of credit; (vii) all obligations of such person or entity arising under acceptance facilities; (viii) all liabilities of other persons or entities directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or entity or with respect to which the person or entity in question is otherwise directly or indirectly liable; (ix) all obligations secured by any lien on property of such person or entity, whether or not the obligations have been assumed; (x) all other items which have been or in accordance with generally accepted accounting principles would be, included in determining total liabilities on the liability side of the balance sheet of such person or entity; and (xi) any and all other obligations of such person or entity.

        Section 1.51. "Licenses" shall have the meaning set forth in Section 3.10(a).

        Section 1.52.  "Liens" shall have the meaning set forth in Section
2.3(a).

        Section 1.53. "NBC" shall mean the NBC Television Network, a Division of National Broadcasting Company, Inc.

        Section 1.54. "NBC Contract" shall mean the affiliation agreement between NBC and Seller for the Station, dated June 24, 1994.

        Section 1.55.  "1989 Survey" shall have the meaning set forth in
Section 3.6(b).

        Section 1.56. "Non-Assumed Liabilities" shall have the meaning set forth in Section 2.3(a).

        Section 1.57. "Objectionable Title Matters" shall have the meaning set forth in Section 5.17.

        Section 1.58.  "Other Contracts" shall have the meaning set forth in
Section 2.1(f).

        Section 1.59. "Permitted Assigns" shall mean (a) an assignee of Buyer to which Seller has given its prior written consent to assignment, or (b) a wholly-owned subsidiary of Buyer, provided in the case of any such assignment:
(i) the representations and warranties set forth in Article IV will be true and correct after such assignment as if such assignee were Buyer, with only such changes as are required to recognize the state of organization and legal form (corporate or partnership) of such assignee; (ii) such assignee agrees in writing to be bound by all covenants, agreements, terms and conditions of this

Agreement that bind Buyer hereunder; (iii) Buyer is not released from any of its obligations hereunder; and (iv) such assignment will not hinder or delay the filing of the FCC Application as required by Section 6.1, or if such assignment is made after the filing of such FCC Application, the assignment will not hinder or delay the processing and grant of the application including not hinder or delay due to the requirement for filing any new FCC Application or any amendment to the already pending FCC Application that requires or results in the assignment by the FCC of a new application number.

        Section 1.60.  "Permitted Liens" shall have the meaning set forth in
Section 2.3(a).

        Section 1.61. "Person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

        Section 1.62.  "Program Contracts" shall have the meaning set forth in
Section 2.1(e).

        Section 1.63.  "Projections" shall have the meaning set forth in
Section 3.21.

        Section 1.64. "Prorations Certificates" shall have the meaning set forth in Section 2.6(b).

        Section 1.65.  "Real Property" shall have the meaning set forth in
Section 3.6(a).

        Section 1.66. "Real Property Leases" shall have the meaning set forth in Section 3.6(a).

        Section 1.67. "Retained Liabilities" shall have the meaning set forth in Section 2.4.

        Section 1.68. "Returns" shall mean returns, reports and forms required to be filed with any domestic or foreign taxing authority.

        Section 1.69.  "Sealed Files" shall have the meaning set forth in
Section 2.1(j).

        Section 1.70. "Seller" shall have the meaning set forth in the first paragraph hereof.

        Section 1.71. "Seller Indemnified Parties" shall have the meaning set forth in Section 11.2(a).

        Section 1.72. "Station Employee Benefit Plans" shall have the meaning set forth in Section 7.1(a).

        Section 1.73.  "Station Employees" shall have the meaning set forth in
Section 7.1(a).

        Section 1.74. "Station" shall have the meaning set forth in the second paragraph hereof.

        Section 1.75. "Station's Business" shall mean the businesses currently conducted by the Station, taken as a whole, including the Assets and operations thereof and the Assumed Liabilities, except for the Excluded Assets and Retained Liabilities, to be sold or assumed pursuant to this Agreement.

        Section 1.76. "Taxes" shall mean (i) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, unemployment, environmental (including taxes under Code Section 59A), Social Security (or similar), disability, alternative or add-on minimum, estimated, excise, or property taxes, together with any interest or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

        Section 1.77. "Taxing Authority" shall mean any Government Authority having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

        Section 1.78. "TeleRep Contract" shall mean that certain contract dated December 5, 1988, between TeleRep, Incorporated ("TeleRep") and Gillett Broadcasting of Tennessee, Inc. ("Gillett"), as amended October 30, 1992, by agreement between TeleRep and CITP, a true and complete copy of which has previously been provided by Seller to Buyer.

        Section 1.79.  "Title Commitment" shall have the meaning set forth in
Section 3.6(b).

        Section 1.80.  "Title Company" shall mean Chicago Title Insurance
Company.

        Section 1.81.  "Title Policy" shall have the meaning set forth in
Section 2.7(a)(vii).

        Section 1.82.  "Tower Leases" shall have the meaning set forth in
Section 3.6(a).

        Section 1.83. "Trade Agreements" shall mean agreements for the sale of advertising time by the Station to advertisers for consideration other than cash or programming.

        Section 1.84.  "Updated Survey" shall have the meaning set forth in
Section 5.17.

        Section 1.85.  "WCC" shall have the meaning set forth in Section 11.7.

        Section 1.86. "WCC's Indemnification Escrow Agreement" shall have the meaning set forth in Section 11.7.


                                   ARTICLE II
                                   ----------

                            Sale of Assets; Closing
                            -----------------------


        Section 2.1. Assets to Be Acquired. Subject to the satisfaction or waiver in writing of the conditions set forth herein and to the other terms, conditions and provisions hereof, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire, accept and pay for, all of Seller's right, title and interest in all of the properties, assets and other rights (excluding the Excluded Assets) owned or leased by, or licensed to, Seller on the Closing Date and used or useful in the Station's Business without regard to where located (collectively, the "Assets").

        The Assets shall include but not be limited to the following:

        (a) all licenses, permits and other authorizations issued by the FCC to Seller with respect to the Station (the "FCC Authorizations"), including those set forth on Schedule 2.1(a), and all applications therefor, together with any renewals, extensions, or modifications thereof and additions thereto;

        (b) all equipment, machinery, vehicles, furniture, fixtures, transmitting towers, transmitters, antennae, office materials and supplies, spare parts and other tangible personal property of every kind and description owned as of the date of this Agreement by Seller and used or useful in connection with the Station's Business, including those set forth on Schedule 2.1(b), and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Closing Date, but excluding items replaced in the ordinary course of business between the date of this Agreement and the Closing Date;

        (c) all land, leaseholds, easements and other interests of every kind and description in real property, buildings, towers, and antennae, and improvements thereon owned, leased or used or useful by Seller in the Station's Business, including those set forth on Schedule 2.1(c), and those acquired between the date hereof and the Closing Date by Seller as permitted by Section
5.1 of this Agreement;

        (d) all orders and agreements now existing, or entered into in the ordinary course of business between the date hereof and the Closing Date, for the sale of advertising time on the Station for cash (and all such agreements entered into after the date of this Agreement in the ordinary course of business or as permitted by Section 5.1 of this Agreement) to the extent the foregoing have not been performed as of the Closing Date, and all Trade Agreements listed on Schedule 2.1(d) (and all such agreements entered into between the date of this Agreement and the Closing Date as permitted by Section
5.1 of this Agreement) to the extent not performed as of the Closing Date;

        (e) all film and program licenses and contracts, listed on Schedule 2.1(e), under which Seller is authorized to broadcast film product or programs on the Station, to the extent not fully performed as of the Closing Date, including all cash and non-cash (barter) program licenses and contracts, and the program licenses and contracts for the Station entered into between Cook Inlet Television, Inc., a Tennessee corporation wholly owned and controlled by CITP, and King World Productions, Inc., that are listed on Schedule 2.1(e), which Seller shall cause Cook Inlet Television, Inc., to assign to Buyer at Closing (collectively, the "Program Contracts"), and any other such program licenses and contracts that are entered into between the date of such Schedule and the Closing Date in accordance with Section 5.1 hereof. As used in this Agreement, "contract" means any agreement, arrangement, commitment, or under-standing, written or oral, expressed or implied, to which the Station or Seller with respect to the Station is a party or is bound;

        (f) all contracts listed on Schedule 2.1(f), together with all such contracts that will have been entered into in the ordinary course of business of the Station between the date of such Schedule and the Closing Date as permitted by Section 5.1 of this Agreement, to the extent not performed as of the Closing Date (collectively, "Other Contracts");

        (g) all trademarks, service marks, patents, trade names, jingles, slogans, logotypes, and other similar intangible assets owned or used by Seller in connection with the Station's Business as of the date hereof, including Seller's rights to use the call letters WSMV and any related names and phrases and those registered trademarks set forth on Schedule 2.1(g), and those acquired between the date hereof and the Closing Date;

        (h) all programs and programming materials and elements of whatever form or nature owned by Seller and used in connection with the Station's Business as of the date hereof, whether recorded on tape or any other substance or intended for live performance, and whether completed or in production, and all related common-law and statutory copyrights owned by or licensed to any Seller and used in connection with the Station's Business, together with all such programs, materials, elements, and copyrights acquired between the date hereof and the Closing Date, to the extent assignable to Buyer by Seller;

        (i) all FCC logs and other records that relate to the operation of the Station, including the Station's Public Inspection File;

        (j) all files, books and other records of Seller, including all written technical information, data, specifications, research and development information, engineering drawings, manuals, computer programs, tapes and software relating to the Station's Business, other than account books of original entry (copies of which shall be provided to Buyer) and other than duplicate copies of such files and records, if any, that are maintained at the headquarters offices of Seller or any direct or indirect parent of Seller for tax and accounting purposes and other than files, books and records relating solely to court proceedings and the settlement thereof as to which Seller is under a legal or contractual obligation of confidentiality (the "Sealed Files");

        (k) all of Seller's goodwill in and going concern value of the Station;

        (l) all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies relating to the Station's Business set forth on Schedule 2.1(l);

        (m) all claims, causes of action, choses in action, rights of recovery, rights of setoff, rights of recoupment, deposits, reserves and prepaid expenses (other than those relating to Excluded Assets or to Liabilities which are not Assumed Liabilities), which shall be prorated or adjusted as provided in Section 2.6;

        (n)  the NBC Contract; and

        (o)  security deposits with respect to Assumed Liabilities.

        Section 2.2. Excluded Assets. Notwithstanding anything to the contrary herein, all of Seller's right, title and interest in all of the following properties, assets and other rights (the "Excluded Assets") shall be excluded from the Assets:

        (a)  all Accounts Receivable except as provided by Section 2.11 hereof;

        (b) all books and records that Seller is required by law to retain, and all payables records and invoices, provided that, at Buyer's request, Seller shall provide Buyer at Buyer's expense with copies of such records covering the period that Seller was licensee of the Station and prior periods if in Seller's possession;

        (c) all books, records, and other intangible assets related solely to Seller's internal partnership matters and headquarters operations and not related to the operation of the Station;

        (d) copies of business records included in the Assets that are reasonably required by Seller in order to permit Seller to prepare any tax return or other filing or report to be made with any Taxing Authority after the Closing Date;

        (e) any assets of any Station Employee Benefit Plan or any other employee benefit plan and any rights under any plan or agreement relating to employee benefits, employment or compensation to be retained by Seller in accordance with the provisions of Article VI;

        (f) any rights of Seller or the Station which are contingent on the satisfaction of Liabilities that are Retained Liabilities;

        (g) any assets of Seller or the Station which are related to any Retained Liabilities, except for tangible assets essential to the operation of the Station;

        (h) all cash, bank deposits, certificates of deposit, securities, letters of credit, cash equivalents, trade deposits, or other similar items except for security deposits for Assumed Liabilities;

        (i) all rights, demands, claims, Actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind) (collectively, "Claims") which Seller or the Station may have on, or after, the date hereof, against any Government Authority for refund or credit of any type with respect to Seller's Taxes;

        (j) all Claims which Seller or the Station may have against any person with respect to, or which are related to, any Retained Liabilities or Excluded Assets;

        (k) all Contracts of insurance, except for any rights that may be assigned pursuant to Sections 10.4 and 13.14(a) hereof;

        (l) the names "CITP," "Cook Inlet Television Partners, L.P.," "CIRTLP," "Cook Inlet Television License Partners, L.P.," and "Cook Inlet" and any derivatives thereof;

        (m) the License Agreement between the Station and Central Tennessee Broadcasting, Inc., licensee of WXMT, Channel 30, Nashville, dated May 20, 1992, as altered and modified by that certain letter dated February 3, 1994, for the program "Scene at Nine" and the Station's claims thereunder; and

        (n)  the Miller Condos more particularly described in Schedule 2.2(n).

        Section 2.3. Assumption of Liabilities. (a) The Assets shall be sold and conveyed to Buyer free and clear of all liens, claims, mortgages, security interests, pledges, charges and encumbrances of any nature whatsoever (collectively, "Liens") except liens set forth on Schedule 2.3A hereto (collectively, "Permitted Liens"). On and after the Closing Date, Buyer will assume and discharge only those Liabilities of Seller relating to the Assets or the Station's Business which shall be specified in detail on Schedule 2.3B hereto (collectively, the "Assumed Liabilities"). Except as set forth in this
Section 2.3, Buyer will assume no other Liabilities (including any Liabilities or Actions alleging or relating to any tort, product liability, environmental liability, taxes, or breach of contract or otherwise seeking damages, and no Liabilities relating to the Excluded Assets (the Liabilities of Seller which are not assumed pursuant to this Agreement are hereinafter collectively referred to as the "Non-Assumed Liabilities")) in connection with the Assets, the Station's Business or the transaction contemplated hereby.

        (b) Without limiting the generality of Section 2.3(a) and notwithstanding any other provision hereof, each of the following is a Non-Assumed Liability of Seller which Buyer does not assume:

             (i)  any obligation of Seller created by this Agreement;

             (ii) any Liabilities to the extent that the existence thereof is materially inconsistent with, or the amount thereof materially exceeds the amount represented in, any of Seller's representations and warranties in this Agreement or any Schedule or certificate delivered pursuant hereto (for purposes of this subsection (ii) a material amount is an individual amount in excess of $25,000 or an amount of $100,000 in the aggregate);

             (iii) any Liability of Seller arising from indebtedness for borrowed money or long-term debt of Seller;

             (iv) any Liability of Seller arising from or in connection with, the conduct of the Station's Business or the ownership of the Station or the Assets by Seller prior to the consummation of the transactions contemplated hereby at the Closing, including any such Liabilities arising by reason of any violation or claimed violation by Seller, by acts or events or omissions arising or occurring prior to the Closing, of any federal, state, local or foreign law, rule, regulation, ordinance or any requirement of any Government Authority, other than any such Liability which Buyer has expressly assumed as an Assumed Liability;

             (v) any Liability of Seller for Taxes owed to any Taxing Authority for periods before the Closing Date;

             (vi) any Liability against which Seller is insured, to the extent of such insurance;

             (vii) any Liability of Seller arising out of or related to past, present or future litigation involving Seller, if the facts on which the relevant cause of action is based occurred before the Closing;

             (viii) any Liability in respect of any contract or agreement to which Seller is a party or beneficiary which is not a contract subject to assignment and assumption by Buyer;

             (ix) any Liability of Seller in connection with environmental matters except to the extent limited by Section 3.17 and Article XI hereof;

             (x) any Liability of Seller or any partner of Seller arising from any claim or Action brought by or on behalf of any present or former holder of any debt or equity security of Seller or by any lender to Seller, including any Liability arising from any indemnification, reimbursement or advance in connection therewith;

             (xi)  any liability under any Station Employee Benefit Plan; and

             (xii) any Liability of Seller which is not an Assumed Liability under Section 2.3(a).

        Notwithstanding any provision herein to the contrary, Buyer shall not assume or become liable in any manner for any Liability of Seller, and Seller shall remain responsible for any and all Liabilities of Seller, other than the Assumed Liabilities.

        Section 2.4. Retained Liabilities. Seller shall retain, and shall continue to be responsible after the Closing Date for, the "Retained Liabilities," which term shall mean all Liabilities of the Seller and the Station's Business which are not Assumed Liabilities including, without limitation, the Non-Assumed Liabilities.

        Section 2.5. Consideration. (a) Simultaneously with entering into this Agreement, Buyer shall pay to Wells Fargo Bank, N.A., which shall serve as escrow agent ("Escrow Agent") under the Escrow Agreement of even date herewith in substantially the form of Exhibit 2.5(a) ("Escrow Agreement"), the sum of Seven Million Dollars ($7,000,000) (which amount plus accrued interest shall be referred to as the "Deposit"). The Deposit shall be held and disbursed by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement.

        (b) Subject to the terms and conditions hereof and to the provisions of this Section 2.5, at the Closing, Buyer shall (i) pay to Seller an amount equal to the Base Purchase Price, less the Deposit and less the sum of Twelve Million Dollars ($12,000,000), as required to be adjusted at the Closing pursuant to the provisions of Section 2.6, by wire transfer to the account specified in writing by Seller, (ii) pay the sum of Twelve Million Dollars ($12,000,000) to other escrow accounts at Wells Fargo Bank, N.A., as the escrow agent under WCC's Indemnification Escrow Agreement and CITPH's Indemnification Escrow Agreement as provided in Section 11.7 hereof, (iii) cause the Escrow Agent to pay to Seller the Deposit, by wire transfer to the account specified in writing by Seller, and (iv) assume the Assumed Liabilities (collectively the "Consideration").

        (c) Unless Seller is in material default under this Agreement, if Seller terminates this Agreement pursuant to Section 12.1(b)(i) of this Agreement because of Buyer's material default in the observance or in the due and timely performance of its covenants or agreements under Sections 4.4, 4.5(a), 4.6, 6.1, 6.2, 6.6, 6.9 (other than the first sentence thereof), 6.10 or 6.12 hereof, or if Buyer defaults in the performance of its obligation to close under this Agreement, Seller shall be entitled to (a) the Deposit without proof of damages to Seller, plus (b) indemnification pursuant to Article XI hereof in the additional amount of Seven Million Dollars ($7,000,000) provided Seller proves damages to it in excess of the amount of the Deposit, plus (c) Seller's court costs and reasonable attorneys' fees incurred by Seller in enforcing its rights to the Deposit hereunder, provided Seller prevails in its enforcement efforts. As a condition to its right to such amounts, Seller shall not be required to have tendered the Assets specified in Section 2.1 of this Agreement but shall be required only to demonstrate that it is willing and able to do so and to perform its other closing obligations in all material respects. If this Agreement is terminated for any reason other than as provided in the first sentence of this Section 2.5(c), the Deposit shall be returned to Buyer. Buyer shall be entitled to its court costs and reasonable attorneys' fees incurred by Buyer in enforcing its rights to the return of the Deposit hereunder, provided Buyer prevails on the return of the Deposit.

        Section 2.6. Closing Proration and Adjustment. (a) On the Closing Date, the Consideration shall be either increased or decreased, by the adjustments called for under the following subparagraphs (b) and (c) of this
Section 2.6. Final adjustments to the Consideration shall be made after the Closing Date pursuant to the provisions of this Section 2.6.

        (b) Except as otherwise expressly provided for in this Section 2.6, all income and expenses arising from the Station's Business shall be prorated between Buyer and Seller as of the Closing Date in accordance with generally accepted accounting principles and the principles that (i) Seller shall receive all revenues and all refunds to Seller and deposits of Seller held by third parties (except for security deposits with respect to Assumed Liabilities) and shall be responsible for all expenses and costs allocable to the conduct of the Station's Business for the period prior to the Closing Date and (ii) Buyer shall receive all revenues and shall be responsible for all costs and expenses allocable to the conduct of the Station's Business on the Closing Date and for the period thereafter. Such prorations shall include: (r) commissions and runover in accordance with the TeleRep Contract; (s) all FCC License, Regulatory or other annual fees; (t) all ad valorem, real and personal property taxes and assessments (but excluding Taxes arising by reason of the transfer of the Assets as contemplated hereby, which shall be paid as set forth in Section
13.5 of this Agreement), which taxes shall be prorated on the due date basis (however, although current installments of assessments shall be prorated between Buyer and Seller as of the Closing Date, subsequent unpaid installments of assessments, if any, shall be assumed by Buyer); (u) business and license fees; (v) wages and salaries of employees (including accruals for bonuses, commissions and vacation pay, but no accrual for sick pay); (w) charges for utilities, water/sewer and natural gas; (x) time sales agreements (but excluding prorations or adjustments relating to Trade Agreements and barter agreements which shall be handled and paid as set forth in Section 2.12 hereof); (y) property and equipment rentals; and (z) all other income and expenses attributable to the ownership and operation of the Station's Business. For the purpose of determining the prorations and adjustments required pursuant to this Section 2.6(b), Seller shall deliver to Buyer, not less than three (3) business days prior to the Closing Date, certificates (the "Prorations Certificates"), to be signed at Closing by appropriate officers of Seller after due inquiry by such officers, which specifies Seller's good faith determination of the dollar amount of the prorations and adjustments under this Section 2.6(b) as of the Closing Date. At Closing, the Consideration payable to Seller under Section 2.5 hereof shall be decreased to the extent Seller owes Buyer funds or increased to the extent Buyer owes Seller funds, based upon the amount set forth in the Prorations Certificates.

        (c) Within sixty (60) days after the Closing Date, Seller shall deliver to Buyer certificates (the "Closing Certificates") to be signed by appropriate officers of Seller after due inquiry by such officers, setting forth any proposed changes (in accordance with the principles set forth in subparagraph (b) above) in adjustments or payments made at the Closing pursuant to subparagraphs (b) and (c) of this Section 2.6.

        (d) If Buyer shall conclude that the Closing Certificates do not accurately reflect the changes to be made to the adjustments made as of the Closing pursuant to subparagraphs (b) or (c) of this Section 2.6, Buyer shall, within thirty (30) days after its receipt of Seller's Closing Certificates, furnish Seller with a written statement setting forth, with appropriate supporting documentation, any discrepancy or discrepancies believed to exist (the "Discrepancy Statement"). If Buyer notifies Seller of its acceptance of Seller's Closing Certificate, or if Buyer otherwise fails to deliver a Discrepancy Statement within the thirty (30) day period specified in the immediately preceding sentence, Seller's determination of the Consideration in the Closing Certificates shall be conclusive and binding on the parties as of the last day of such thirty (30) day period.

        (e) Seller and Buyer shall attempt jointly and in good faith to resolve by mutual agreement any discrepancy within thirty (30) days after receipt by Seller of Buyer's Discrepancy Statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If Seller and Buyer cannot resolve the discrepancy to their mutual satisfaction within such thirty (30) day period, and if the amount in dispute exceeds $100,000 Buyer and Seller shall, within the following ten
(10) days, jointly designate a "Big Six" independent public accounting firm (other than KPMG Peat Marwick) to be retained to review the Closing Certificates together with Buyer's Discrepancy Statement and any other relevant documents. The cost of retaining such independent public accounting firm shall be borne equally by Seller on the one hand and Buyer on the other hand. Such firm shall report its conclusions in writing to Buyer and Seller as soon as practicable (but in any event within forty-five (45) days and such conclusions as to adjustments pursuant to subparagraphs (b) and (c) of this Section 2.6 shall be conclusive and binding on all parties to this Agreement and not subject to dispute or review.

        (f) If, as a result of the final determination of adjustments pursuant to this Section 2.6, (i) Buyer is determined to owe an amount to Seller, Buyer shall pay such amount thereof to Seller, in immediately available funds, within five (5) days of the date of such final determination, and (ii) if Seller is determined to owe an amount to Buyer, Seller shall pay the such excess to Buyer, in immediately available funds, within five (5) days of the date of such final determination.

        (g) If either Buyer or Seller fails to pay when due any amount under this Section 2.6, interest on such amount will accrue from the date payment was due and be payable until paid at the "prime rate" as published in the Money Rates column of the Eastern Edition of The Wall Street Journal (or the average of such rates if more than one rate is indicated) plus two percent (2%) and shall be payable upon demand.

        (h) Notwithstanding any other provision of this Agreement, (i) Buyer shall be entitled to receive as part of the Closing Proration and Adjustment the full amount of the $250,000 Extension Payment due January 1, 1995, under Paragraph 1(b)(iii) of the Amendment dated October 30, 1992, to the TeleRep Contract, (ii) Buyer shall be responsible for payment of the full amount of any refund of rent that may be due to the Lessee pursuant to the Lease Agreement dated January 12, 1983, between Gillett Broadcasting Company of Tennessee, as Lessor, and Reel Broadcasting Company, Inc., as Lessee (predecessor to Act III Broadcasting, Inc.) (the "Act III Lease"), (iii) Seller shall be responsible for paying all 1994 employment year bonuses and Buyer shall be responsible for paying any employment year bonuses for later years, and (iv) the balance of the remaining Station financial obligation to Ralph Emery shall be a proration adjustment in favor of Buyer.

        Section 2.7 Additional Closing Deliveries. (a) In addition to the other things required to be done hereby, at the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

             (i) certificates dated the Closing Date and validly executed on behalf of Seller to the effect that the conditions set forth in Article X have been satisfied;

             (ii) a copy of the partnership resolution of Seller and resolutions of the board of directors of the partners of Seller, or consents or similar enabling document of any non-corporate partner of Seller, authorizing the execution, delivery and performance hereof by Seller, and where appropriate a certificate of any such corporate secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

             (iii)  the opinions of Seller's counsel required by Section 10.3;

             (iv) certified copies of the Certificate of Existence for CITP and CITLP;

             (v) duly executed instruments of conveyance and transfer, in form and substance reasonably satisfactory to counsel to Buyer, effecting the sale, transfer, assignment and conveyance of the Station's Business to Buyer, including, but not limited to, the following:

                 (A)  a duly executed assignment and assumption agreement;

                 (B) a special warranty deed of the type customarily used for the conveyance of commercial real estate in Tennessee (the "Deed") in recordable form with covenants of further assurance and right to convey, conveying fee simple title to the Real Property;

                 (C)  assignment of the Real Property Leases and the Tower
Leases;

                 (D)  assignments of the FCC Authorizations;

                 (E)  bill of sale; and

                 (F) all consents pursuant to Section 10.7; provided, however, that where a third party requires as a condition for granting a consent that it be provided with evidence that the Buyer has assumed the relevant contract or that the Closing has occurred, Seller shall not be required to deliver to Buyer such consent until after the Closing, but instead will deliver a letter from such third party stating that its consent will be granted upon receipt of evidence that Buyer has assumed the relevant contract or that the Closing has occurred;
             (vi) an affidavit to the effect that neither Seller is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986;

             (vii) an ALTA Form Owner's Title Insurance Policy (October 1992) issued by the Title Company (the "Title Policy") insuring Buyer in an amount no greater than $10,000,000 (the determination of such amount to be made in Buyer's reasonable discretion) with respect to the Real Properties, containing
(i) a zoning endorsement insuring the zoning of the Real Properties for their current uses; and (ii) an access endorsement insuring access to the Real Properties from public roadways, and, (iii) no exceptions but the following (such exceptions being included in the definition of "Permitted Liens" under this Agreement):

                 (A) Metropolitan Government of Nashville and Davidson County, Tennessee real property taxes for the current year (a lien but not yet due and payable);

                 (B) a 5-foot easement for public utilities along the southerly line of Lots No. 27 and 33, inclusive of the premises granted the City of Nashville, by John B. Cowden, Trustee, of record in Book 1638, page 632, in the Register's Office for Davidson County, Tennessee (the "Register's Office");

                 (C) Memorandum of Lease by and between WSM, Incorporated, and Gillett Broadcasting of Tennessee, Inc., of record in Book 5815, page 192, in the Register's Office;

                 (D) Memorandum of Option to Lease between Gillett Broadcasting of Tennessee and Reel Broadcasting Company, Inc., of record in Book 5970, page 950, in the Register's Office, and Memorandum of Lease between such parties, of record in Book 6006, page 660, in the Register's Office;

                 (E) Rights of Vanderbilt University (WRVU Radio Station) and the Federal Bureau of Investigation under existing leases (unrecorded);

                 (F) agreements, covenants, conditions, restrictions and easements contained in deed of record in Book 7860, page 416, in the Register's Office, and easements of record in Book 7860, page 442, and Book 7860, page 451, in the Register's Office;

                 (G) all matters shown on the Survey and an exception to any insurance coverage concerning the amount of acreage of the Real Properties;

                 (H) Lease Agreement, dated October 1, 1993, between Cook Inlet Television Partners, L.P. and Edmund Lagan being Nashville Repeater Association (unrecorded);

                 (I) Lease Agreement, dated November 21, 1991, between Cook Inlet Television Partners, L.P. and Cromwell Group Inc. (unrecorded); and
                 (J) easements, rights-of-way, encroachments, restrictions, conditions, encumbrances and other imperfections or irregularities of title which, individually or in the aggregate, do not, in Buyer's reasonable opinion, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the Station's Business;

             (viii) an assignment of all registered trademarks included in the Assets in form acceptable for recording by the U.S. Patent and Trademark Office; and

             (ix) such other documents as may reasonably be requested by Buyer's counsel.

        (b)  In addition to the payment of the Consideration in accordance with
Section 2.5 and the other things required to be done hereby, at the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following:

             (i) certificates dated the Closing Date and validly executed on behalf of Buyer to the effect that the conditions set forth in Article IX have been satisfied;

             (ii) a copy of the resolutions of the board of directors of Buyer, or similar enabling document, authorizing the execution, delivery and performance hereof by Buyer, and a certificate of its secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

             (iii)  duly executed assignment and assumption agreement;

             (iv)  the opinions of Buyer's counsel required by Section 9.3;

             (v) certified copies of the articles of incorporation, by-laws, and good standing certificates of the Buyer;

             (vi) if not previously delivered to Seller, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before the Closing; and

             (vii) such other documents as may be reasonably requested by Seller's counsel.

        Section 2.8. Time and Place of Closing. The Closing shall take place on a business day that is within ten (10) business days after the Final Order Date provided that all conditions specified in Articles IX and X hereof shall be satisfied or waived by the party entitled to waive such condition, and provided further that the Closing shall not take place earlier than January 5, 1995. Buyer shall designate the Closing Date by giving Seller, on or after the Final Order Date, at least five (5) business days prior written notice of such Closing Date. The Closing shall take place on the Closing Date at 10:00 A.M., Washington, D.C. time, at the offices of Covington & Burling, 1201 Pennsylvania Avenue, N.W., Washington, D.C. 20044, or at such other time and place as the parties shall agree. If necessary to assure that the Closing does not occur before January 5, 1995, Buyer and Seller shall request the FCC to extend the period within which the parties may close pursuant to the FCC Consent.

        Section 2.9. Assignment by Buyer. Meredith Corporation may designate a Permitted Assign to acquire the Station's Business at the Closing upon execution of the documentation necessary to effect such assignment. All references herein to "Buyer" shall be deemed to refer to such assignee ("Assignee"), and such Assignee shall have the same rights and obligations as Meredith Corporation under this Agreement. Any such assignment shall not relieve Meredith Corporation of any of its obligations under the Agreement as assigned.

        Section 2.10. Control of Station. Prior to Closing, Buyer shall not directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of the Station or the Station's Business. Such operations shall be the sole responsibility of Seller and, subject to the provisions of Section 5.1, shall be in its complete discretion.

        Section 2.11. Accounts Receivable. All Accounts Receivable of Seller arising out of operations of the Station prior to the Cut-Off Time shall remain the property of Seller. Seller hereby authorizes Buyer to collect such receivables for the account of Seller for a period of one hundred eighty (180) days after the Closing Date ("Collection Period"). Within fifteen (15) business days after the Closing Date, Seller shall deliver to Buyer a complete and detailed statement of each account receivable, including a statement showing all commissions due on such receivables, if any (the "Commissions"). Within ten (10) business days after the end of each calendar month during the Collection Period, Buyer shall pay to Seller all amounts collected by Buyer during the preceding calendar month on account of Seller's accounts receivable, together with an itemized listing of each receivable collected, less any Commissions which may be due and paid by Buyer in accordance with the statement provided by Seller. All accounts not collected by Buyer shall be returned to Seller at the end of the Collection Period, and Buyer shall have no further responsibility therefor. Buyer, in its collection efforts, shall not be required to refer any of Seller's accounts to a collection agency or an attorney for collection or use any extraordinary means of collection and shall not assign, pledge or grant a security interest in the accounts to any third party, claim a security interest or other right in and to such accounts (except as provided in this Section 2.11), or compromise, settle, or adjust any account without receiving the written approval of Seller. Seller shall initiate no litigation or similar action with respect to these accounts receivable until the expiration of the Collection Period. All payments received by Buyer from a customer of the Station which has an account receivable which is being collected by Buyer for Seller, and which also has other accounts with Buyer for the Station, shall be applied by Buyer in payment of the accounts for the Station in order of the date of invoice until Seller's accounts with that customer are paid in full, except if the customer disputes its particular account with Seller (in which event payment may be applied to Buyer's accounts), or designates the invoice to which the payment should be applied. During the Collection Period, Seller shall make no direct solicitation of payment of the Accounts Receivable.

        Section 2.12. Trade Agreements. Schedule 2.1(d) lists all Trade Agreements as of the date of this Agreement. Buyer shall assume as of the Closing Date the Trade Agreements listed in Schedule 2.1(d) which have not yet been performed, together with those Trade Agreements entered into between the date hereof and the Closing Date in accordance with Section 5.1 of this Agreement. Liabilities and obligations under Trade Agreements shall be prorated in favor of Buyer to the extent that the liability of the Station for air time under such agreements as of the Cut-Off Time exceeds by $5,000 the fair market value of the goods and services to be received by Buyer with respect to the Station after the Closing under such agreements, plus the fair market value of the Station's inventory of goods and services that have been received by the Station prior to the Cut-Off Time and assigned to Buyer hereunder. The liability of the Station for unperformed time as of the Cut-Off Time shall be valued according to the Station's rate card as of the date of this Agreement. Buyer shall not be obligated to make any proration in favor of Seller with respect to Trade Agreements, notwithstanding that the fair market value of goods and services to be received by Buyer exceeds the liability for unperformed time. Proration procedures with respect to Trade Agreements and any disagreements concerning them shall be handled in accordance with the procedures in Section 2.6(c) through (f) hereof.


                                   ARTICLE III
                                   -----------

                    Representations and Warranties of Seller
                    ----------------------------------------


        Seller hereby represents and warrants to Buyer as follows:

        Section 3.1. Partnership Status; Authorization; etc. (a) Each of CITP and CITLP is a limited partnership duly organized, validly existing, duly qualified to do business in, and in good standing under the laws of the State of Tennessee and is not required to be qualified in any other jurisdiction in connection with the Station's Business. Seller has all necessary partnership power and authority to carry on the Station's Business as it is now being conducted, and to own, lease and operate the Assets owned, leased and being operated by them, and to enter into and consummate the transactions contemplated by this Agreement. Except as disclosed on Schedule 3.1, Seller is not a participant in any joint venture or partnership with any other person or entity with respect to the Station's Business.

        (b) Each of CITP and CITLP has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been duly and validly authorized by all necessary partnership action on the part of Seller and no other partnership proceedings or actions on the part of Seller, or its partners is necessary therefor. The execution, delivery and performance by Seller of this Agreement will not (i) violate any provision of the partnership agreement or certificate of limited partnership of either CITP or CITLP, (ii) violate in any material respect any provision of, or be an event that is (or with the passage of time will result in) a material violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, or result in the imposition of any Lien upon or the creation of a security interest in any of the Assets pursuant to, any material mortgage, Lien, lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which Seller is a party or by which it is bound, or (iii) violate or conflict in any material respect with any statute, rule or regulation applicable to Seller or any of its properties or assets or any other material restriction of any kind or character to which Seller is subject. This Agreement has been duly executed and delivered by Seller, and, assuming the due execution and delivery hereof by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

        (c) Upon consummation of the Asset Purchase at the Closing, as contemplated by this Agreement, Seller will deliver to Buyer good title to the Assets free and clear of any Liens, except for Permitted Liens.

        Section 3.2. Financial Statements. (a) Schedule 3.2 contains true and complete copies of the audited balance sheet for the Station and the related statements of operations, changes in partners' equity and cash flow of the Station's Business as at December 31, 1993 (the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied by Seller.

        (b) The balance sheet included in the Financial Statements fairly and in all material respects presents the financial position of the Station's Business as of its date, and the statements of operations and cash flows included in the Financial Statements fairly and in all material respects present the results of operations and the cash flows of the Station's Business for the periods set forth therein.

        Section 3.3.   Undisclosed Liabilities.  Except as disclosed in
Schedule 3.3, and except as reflected, reserved against or otherwise disclosed in the Financial Statements (including the notes thereto), Seller did not have, at December 31, 1993, any Liabilities affecting the Station's Business that would be required to be reflected on the Financial Statements in accordance with United States generally accepted accounting principles consistently applied by Seller and which were not so reflected.

        Section 3.4. FCC Authorizations. CITLP is the holder of all rights in and to the FCC Authorizations listed in Schedule 2.1(a), which FCC Authorizations expire on the respective dates set forth on Schedule 2.1(a).
Schedule 2.1(a) sets forth a true and complete list of any and all pending applications filed with the FCC by CITLP relating to the Station, true and complete copies of which have been delivered by CITLP to Buyer. The FCC Authorizations listed on Schedule 2.1(a) constitute all of the licenses and authorizations required under the Communications Act, or the current rules, regulations, and policies of the FCC for, and/or used in, the business and operation of the Station as currently operated, except as noted on Schedule 2.1(a). The FCC Authorizations are in full force and effect, they are not materially impaired by any act or omission of Seller or the officials of Seller named in Section 13.10 hereof, and Seller has no knowledge that they are impaired by any act or omission of any other partners, employees or agents of Seller. Seller has no knowledge of any pending or threatened action by or before the FCC to revoke, cancel, rescind, modify, or refuse to renew in the ordinary course any of the FCC Authorizations. Seller has no knowledge of any pending investigation, by or before the FCC, or any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint by, before or with the FCC against Seller or any of its partners or affiliates with respect to the Station, other than investigations or other proceedings affecting the broadcasting industry generally, nor does Seller have knowledge that any of the foregoing are threatened. In all material respects, the Station is operating in compliance with the FCC Authorizations, the Communications Act, and the current rules, regulations, and policies of the FCC. Seller has filed all material reports, forms and statements required to be filed by Seller with the FCC. Except as disclosed in Schedules 2.1(a) and 2.1(l), there are no other material licenses, permits or authorizations from Government Authorities that are required for the lawful conduct of the business and operations of the Station as currently conducted. Seller has no knowledge of any facts, conditions or events relating to Seller or the Station that would disqualify Seller as assignor of the FCC Authorizations as provided in this Agreement or from consummating the transactions contemplated herein within the times contemplated herein.

        Section 3.5. Ownership and Condition of Assets. Except as otherwise set forth on Schedule 3.5, as of the Closing Date Seller will own or lease all assets or their replacements used in or for the operation of the Station in the manner operated by Seller on the date hereof. The tangible assets included in the Assets and the improvements on the Leased Property owned or leased by Seller included in the Assets are in good operating condition and repair for the purposes for which they are currently used by Seller. The Assets include all assets necessary for the conduct of the Station's Business. Except as set forth on Schedule 3.5, Seller has, and will deliver to Buyer at Closing, good and marketable title to the tangible and intangible assets and personal property included in the Assets, and all such assets and personal property are free and clear of all Liens of any nature whatsoever except for (i) Permitted Liens and (ii) the Liens set forth on Schedule 3.5, all of which Liens set forth on Schedule 3.5 shall be discharged and removed prior to or on the Closing Date.

        Section 3.6. Real Properties. (a) Schedule 2.1(c) sets forth (i) a list and legal description of all real properties or interests in real property (including any easements) owned by Seller used in the Station's Business (individually, a "Real Property" and collectively, the "Real Properties"), (ii) each lease or other agreement under which Seller leases as a lessee or has rights in any real property used in the Station's Business (the "Real Property Leases"), and (iii) each lease or other agreement under which Seller leases as a lessor to a third party any portion of the Real Properties (the "Tower Leases"). Except as set forth on Schedule 2.1(c), Seller does not own or hold any real property or any option to acquire any real property or interest therein to be used in the Station's Business. Seller has delivered to Buyer true and complete copies of the Real Property Leases and the Tower Leases. There are no amendments or modifications to any of the Real Property Leases or the Tower Leases, except as set forth on Schedule 2.1(c). The Real Properties and the real estate subject to the Real Property Leases include all real property or real property interests necessary for the conduct of the Station's Business

        (b) Seller has and will deliver to Buyer at Closing good and marketable title to all of the Real Properties and has a valid and subsisting leasehold interest in all the real property which is the subject of each of the Real Property Leases (individually, a "Leased Property" and collectively, the "Leased Properties"), free and clear of all Liens of any nature whatsoever, except for (i) the Liens set forth on Schedule 3.5, all of which shall be discharged and removed prior to or on the Closing Date and (ii) Permitted Liens. Each of the Real Property Leases is a legal, valid and binding agreement of the Seller and, to the knowledge of Seller, of the other parties thereto and is enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights or contractual obligations generally.
Schedule 2.1(c) describes and sets forth copies of any policies insuring Seller's title or leasehold interest in the Real Properties or the Leased Properties, as applicable, including the amounts thereof. Schedule 2.1(c) also sets forth a copy of a title insurance commitment issued by the Title Company concerning the Real Properties (the "Title Commitment"). Seller has delivered to Buyer a true and complete copy of the survey of the Real Properties prepared by Gresham, Smith and Partners, last revised May 22, 1989 (the "1989 Survey") and any other surveys, plans and maps in Seller's possession relating to the Real Properties or the Leased Properties. Except for Permitted Liens and as set forth on Schedule 3.6, none of the Real Properties or the Leased Properties is subject to any lease, sublease, license or other agreement in which Seller grants to any other person any right to the use, occupancy or enjoyment of the Real Properties or the Leased Properties or any part thereof.

        (c) No event has occurred under any of the Real Property Leases that, with the lapse of time or the giving of notice or both, would constitute a default by Seller thereunder or, to Seller's knowledge, any landlord thereunder, and there are no offsets thereunder claimed by Seller or, to Seller's knowledge, by any other party thereto.

        (d) Except as set forth on Schedule 2.1(c), no consents are expressly required by the terms of either the Real Property Leases or the Tower Leases for the transfer and assignment by Seller to Buyer of the Real Property Leases or the Tower Leases. Seller is not obligated to pay any leasing or brokerage commission relating to any Real Property Lease or any Tower Lease or any renewal thereof.

        (e) Except as set forth on Schedule 3.6, the Real Properties and all structures and appurtenances thereto owned by Seller comply in all material respects with all applicable laws, ordinances and regulations, rules, regulations, orders and permits of any Government Authority, except for non-compliance that would not have a material adverse effect, and no written notice of violation of any such laws, rules, regulations, orders or permits has been received by Seller or, to the knowledge of Seller, has been issued by any Government Authority with respect to any Real Property or Leased Property, nor, to Seller's knowledge, is there any investigation with respect to any such violations, the basis for which has not been cured.

        (f) To Seller's knowledge, there are (i) no actual or pending impositions or assessments for public improvements with respect to any Real Property or Leased Property for which Seller would be liable, and (ii) no improvements constructed or planned that would be paid for by means of public assessments upon any Real Property or Leased Property for which Seller would be liable. Seller has not received any actual notice of and, to Seller's knowledge, there is no pending, threatened or contemplated condemnation proceeding affecting any Real Property or Leased Property or any part thereof or of any sale or any disposition of any Real Property or any Leased Property or any portion thereof in lieu of condemnation.

        (g) On the Closing Date, no assets used in the Station's Business by Seller will be located on any real property not included in the Real Properties or leased by Seller under the Real Property Leases, except for such portable or mobile equipment as may be in use by, or under the control of, Station personnel at other locations.

        (h) All buildings and improvements owned by Seller included within the Real Property and any premises leased by Seller pursuant to a Real Property Lease are in good condition, working order and repair (ordinary wear and tear excepted). All water, gas, electrical, utility, telecommunication, sanitary and storm sewage lines and systems and other similar systems located on the Real Properties or servicing the premises leased pursuant to the Real Property Leases are operating and are sufficient to enable the Real Properties and Leased Properties to be used and operated in all material respects in the manner currently being used and operated by Seller.

        (i) Each Real Property and each Leased Property has access or a valid easement to a public right of way. To the knowledge of Seller, the current use by Seller of each of the Real Properties and the Leased Properties is in compliance with applicable zoning laws, except for non-compliance that would not have a material adverse effect;

       (j) Seller has delivered, or promptly after the date hereof will deliver, to Buyer with respect to each Real Property, true and complete copies of (i) real estate and personal property tax bills since 1990, and (ii) current water, electricity, natural gas and sewer bills issued to Seller.

        (k) Seller is not a "foreign person" or a "foreign corporation" as such terms are defined in Section 1445 of the Internal Revenue Code of 1986, as amended.

        Section 3.7. Absence of Certain Changes or Events. Except as disclosed on Schedule 3.7, since December 31, 1993, Seller has not, with respect to the Station's Business:

        (a) incurred any Liability, except (i) trade or business obligations or liabilities incurred in the ordinary course of business, (ii) obligations under any contracts or commitments made in the ordinary course of business,
(iii) sales, income, franchise, ad valorem, severance and windfall profit taxes and assessments accruing or becoming payable in the ordinary course of business, and (iv) as expressly permitted elsewhere in this Agreement;

        (b) disposed of or acquired any material assets or business related to or used in the Station's Business or cancelled any debts or claims related to the Station's Business except in the ordinary course of business;

        (c) suffered any extraordinary losses or any material damage, destruction or other casualty losses with respect to any of the Assets, or waived any rights of substantial value;

        (d) entered into any material transaction other than in the ordinary course of business;

        (e) conducted its business in any manner materially inconsistent with its past practices;

        (f)  had any material adverse change in Business Condition;

        (g) given any promise, assurance or guaranty of the payment, discharge or fulfillment of any obligation of any other person or entity;

        (h) sold or disposed of or otherwise divested itself of the ownership, possession, custody and control of any of the Station's books and records of any nature which, in accordance with sound business practices, are retained for a period of time after their use, creation or receipt;

        (i) transferred to any partner or any affiliate of any partner any right, property or interest which is necessary or useful in the operation of the Station's Business; or

        (j) engaged in any transaction which gives rise to an intercompany receivable, payable or loan between Affiliates of Seller and the Station.

        Section 3.8. Litigation; Orders. Except as disclosed in Schedule 3.8, as of the date hereof, Seller has no knowledge of any lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or threatened against Seller that would reasonably be expected to have a material adverse effect on the Station's Business, or its value, or result in any material adverse change in the Assumed Liabilities, or which questions the validity of this Agreement or any action taken or to be taken in connection herewith and, to the best knowledge of Seller, no basis for such suits, actions, proceedings or investigations exists. Except as disclosed in Schedule 3.8, as of the date hereof, there are no judgments or outstanding orders, injunctions, decrees, forfeitures, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) (i) with respect to the FCC Authorizations, or (ii) against the Station's Business that would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Business Condition, or (iii) that would, individually or in the aggregate, prohibit the consummation of the transactions contemplated hereby.

        Section 3.9. Intellectual Property. Schedule 2.1(g) sets forth a correct and complete list of all registered copyrights, trademarks, service marks, patents, trade names and logotypes owned by Seller with respect to the Station or under which Seller or the Station is licensed or franchised, all of which are, except as set forth on Schedule 3.9, valid, in good standing and uncontested. Except as set forth on Schedule 3.9, Seller possesses adequate rights, licenses or other authority to use all call letters, copyrights, patents, trademarks, service marks and trade names necessary to conduct the

Station's Business. Except as set forth on Schedule 3.9, Seller has not received any notice with respect to any alleged infringement or unlawful or improper use of any copyright, patent, trademark, service mark, trade name, or other intangible property right owned or alleged to be owned by others and used in connection with the Station. Except as disclosed in Schedule 3.9, Seller has no knowledge that any partner or employee of Seller has any interest in any copyright, patent, trademark, trade name, logotype, jingle, slogan, process, invention or formula used in connection with the Station apart from such person's interest in Seller and apart from Excluded Assets. Except as disclosed in Schedule 3.9, Seller has not granted any licenses or other rights to any copyright, patent, trademark, trade name, logotype, jingle or slogan used in connection with the Station.

        Section 3.10. Licenses, Approvals, Other Authorizations, Consents, Reports, etc. (a) Schedule 2.1(l) includes all material licenses, permits, franchises and other authorizations of any Government Authority (other than FCC Authorizations) possessed by or granted to Seller in connection with the Station's Business (the "Licenses"). Except as disclosed in Schedule 2.1(l), all such Licenses are in full force and effect. As of the date hereof except as disclosed in Schedule 2.1(l), Seller has no knowledge that any proceeding is pending or threatened seeking the revocation or limitation of any of the Licenses that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Business Condition.

        (b) Schedule 3.10(b) lists all material registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by Seller with, to or from any person in connection with the consummation of this Agreement except for those that are specifically covered by Sections 5.3, 5.6, 5.7 and 5.13 hereof.

        Section 3.11. Labor Matters. Schedule 3.11 lists, as of the date hereof, all collective bargaining agreements with labor unions or associations representing employees of the Station. As of the date hereof, no material work stoppage against the Station is pending or, to Seller's knowledge, threatened, and no such stoppage has occurred during the last two (2) years. Except as set forth in Schedule 3.11, as of the date hereof, the Station is not involved in or, to Seller's knowledge, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters (including, without limitation, employment discrimination, wrongful discharge, defamation, breach of contract or other matters relating to Station employees) involving the employees of the Station, and the Station has not been involved in any such matters during the last two (2) years. Schedule 3.11 lists all employees of the Station.

        Section 3.12. Compliance with Laws. To the knowledge of Seller, the conduct of the Station's Business complies with all federal, state and local statutes, laws, regulations, ordinances, rules or decrees applicable thereto, except for non-compliance that would not have a material adverse affect.

        Section 3.13. Insurance. The material properties and assets of Seller which are used or useful in the Station's Business are insured pursuant to the insurance coverage provided under the insurance policies set forth on Schedule
3.13. Set forth on Schedule 3.13 is a true, correct and complete schedule of all insurance policies or binders of insurance or programs of self-insurance which relate to the Station's Business. Except as set forth on Schedule 3.13, the coverage under each such policy and binder is in full force and effect, and no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy or binder has been received by Seller. Except as set forth on Schedule 3.13, Seller has no knowledge of any facts or the occurrence of any event which reasonably might form the basis of any claim against Seller relating to the Station's Business covered by any of the policies or binders set forth on Schedule 3.13, which claim Seller has reason to believe will materially increase the insurance premiums payable under any such policy or binder. There are no other parties having an interest under such policies. Except as set forth on Schedule 3.13 there are no current claims by Seller under any such policy nor are there any insured losses of which Seller has knowledge for which claims have not been made.

        Section 3.14. Material Contracts. (a) Schedules 2.1(d), 2.1(e), 2.1(f) and 3.6 set forth, as of the respective dates set forth thereon, true and complete lists of the following, as to which the Station or Seller with respect to the Station is a party:

             (i)  television network affiliation agreements;

             (ii) Trade Agreements of more than $10,000 individually and $30,000 in the aggregate;

             (iii) barter obligations or commitments to suppliers of programming;

             (iv) sales agency or advertising representation contracts of more than $25,000;

             (v) licenses and contracts under which Seller is authorized to broadcast on the Station film or taped programming supplied by others (including all commitments which are not yet the subject of executed license agreements), including all cash and non-cash (barter) arrangements;

             (vi) leases of personal property which involve annual payments of more than $10,000 individually or $25,000 in the aggregate;

             (vii) contracts not made in the ordinary and usual course of business;

             (viii)  guaranties or accommodations;

             (ix) any contracts which are not terminable without penalty upon notice of thirty (30) days or less or which require payments during the period prior to cancellation of more than $10,000 individually or $25,000 in the ag-

gregate;

             (x)  consulting or similar contracts;

             (xi) any other contract involving any payment to or by the Station in excess of $10,000 individually or $75,000 in the aggregate, except for contracts evidencing advertising time sales to advertisers or advertising agencies for cash on standard terms which are not otherwise required to be listed.

        (b) Each of the contracts listed in Schedules 2.1(d), 2.1(e), 2.1(f) and 3.6 is valid and is in full force and effect and to Seller's knowledge there is no material default by Seller with respect thereto. Except as otherwise indicated on Schedule 2.1(f), Seller has provided Buyer with true and complete copies of all of the contracts listed in Schedules 2.1(d), 2.1(e), 2.1(f) and 3.6 or a written description of the material terms of all material oral contracts or other contracts of which copies do not exist of which Seller has knowledge. The aggregate annual payments under all contracts listed on
Schedule 2.1(f) as contracts for which no copy has been provided or an incomplete copy has been provided do not exceed $25,000.

        (c) Except as listed on Schedule 3.14(c), Seller is not a party to any contracts for construction or the purchase of capital improvements or leases of personal property which, if purchased, would constitute a capital improvement with respect to the Station's Business on the date hereof, and except as listed on Schedule 3.14(c) on the Closing Date will not be a party to any such contract which has not been fully performed and paid for.

        (d) Except as listed on Schedule 3.14(d), Seller is not a party to any agreement which obligates it to provide advertising time on the Station on or after the Closing Date as a result of the failure of the Station to satisfy specified ratings or audience share guarantees or similar representations or warranties with respect to any advertising broadcast by the Station before the Closing Date.

        (e) Except as set forth in Schedules 2.1(c), (d), (e) and (f), 3.5 and 3.6, Seller is not a party to, nor bound by, nor are any of its properties (other than Leased Properties) with respect to the Station's Business subject to:
                                   - 32 -

             (i) any contract which (x) has not been entered into or received in the ordinary course of Seller's business and which is not consistent with prior practice of Seller, or (y) involves payment of more than $10,000 individually or more than $25,000 in the aggregate or which is not cancelable upon notice given on or after the Closing Date within thirty (30) days after the date of such notice;

             (ii) any contract for the employment of an officer or employee or former officer or employee pursuant to which payments may be required to be made at any time following the date hereof;

             (iii) any mortgage, pledge or other form of secured indebtedness for borrowed money;

             (iv) any debentures, notes or installment obligations, other than accounts payable arising in the ordinary course of Station's Business, or other instruments for or relating to any borrowing of money by Seller;

             (v) any guaranty of any obligation for borrowings or otherwise, excluding endorsements made for collection, and other guaranties;

             (vi) any agreement or arrangement for the sale or lease of any of its assets (other than sales of advertising time to advertisers for cash);

             (vii) any contract pursuant to which it is or may be obligated to make payments, contingent or otherwise, exceeding $10,000 individually or $25,000 in the aggregate, on account of or arising out of the prior acquisition of the Station's Business, or all or substantially all of the assets or stock of other companies or any division thereof;

             (viii)  any contract with any labor union; or

             (ix) any other contract, agreement or other instrument not entered into in the ordinary course of business which is material to the Station's Business and not excluded by reason of the provisions of clauses
(i) through (viii), inclusive, of this subsection.

        Section 3.15. Consents. Except for any required premerger notification and related filings with the FTC and the Department of Justice pursuant to the HSR Act or any filings with the FCC, no consent, approval, authorization or order of (or registration or filing with) any Government Authority or other third party is required in connection with the execution, delivery or performance by Seller of this Agreement or in connection with the transactions contemplated hereby (including transfer of any or all of the Assets), other than those listed on Schedules 2.1(c), 2.1(d), 2.1(e) and 2.1(f) and Schedule 3.10(b) and the consent of NBC under the NBC Contract.

        Section 3.16. No Defaults. Seller has not received notice of any default nor does it have knowledge that it is in default in any material respect under any agreement (including any note, loan or borrowing agreement), commitment, arrangement, lease, insurance policy or other instrument relating to the Station's Business to which it is a party, or to or by which it may be subject or bound, or under which it or the Station's Business receives benefits. To the knowledge of Seller, there is no event which, with the lapse of time or giving of notice, or both, would constitute such a default; each of the foregoing agreements, commitments, arrangements, leases, insurance policies and other instruments is the legal, valid and binding obligation of each of the respective parties thereto, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights or contractual obligations generally, and no defenses, offsets or counterclaims have been asserted by any party thereto in connection therewith nor has Seller waived any substantial right with respect thereto.

        Section 3.17. Environmental Matters. (a) For purposes of this Section 3.17, the following definitions shall be applicable:

             (i) "Applicable Environmental Laws" shall mean any and all laws, statutes, regulations, and judicial interpretations thereof of the United States, of any state in which the Assets, or any portion thereof, or the Station's Business, are located, and of any other government or quasi-government authority having jurisdiction, that relate to the prevention, abatement and elimination of pollution and/or protection of the environment, including, but not limited to, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substances Control Act, and the Hazardous Materials Transportation Act, together with all state statutes serving any similar or re-

lated purposes, as in effect on or before the Closing Date.

             (ii) "Hazardous Substance" means any substance now or hereafter designated pursuant to Section 307(a) and 311(b)(2)(A) of the federal Clean Water Act, 33 USCA Sections 1317(a), 1321(b)(2)(A), Section 112 of the federal Clean Air Act, 42 USCA Section 3412, Section 3001 of the federal Resource Conversation and Recovery Act, 42 USCA Section 6921, Section 7 of the federal Toxic Substances Control Act, 15 USCA Section 2606, or Section 101(14) and
Section 102 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USCA Sections 9601(14), 9602, as amended by the Superfund Amendments and Reorganization Act of 1986.

        (b) Seller has supplied to Buyer a copy of the report for each environmental inspection or audit that it has caused to be conducted with respect to the Assets as listed on Schedule 3.17.

        (c) (i) Since the date of their acquisition by Seller, the Assets have been used by Seller for its current business operations and for no other purposes and at no time during that period have the Assets been used by the Seller for the treatment, storage or disposal of Hazardous Substances in violation of Applicable Environmental Laws or as a landfill or other solid or hazardous waste disposal site. Seller has no knowledge that prior to its acquisition of the Assets the Assets were used for the treatment, storage or disposal of Hazardous Substances in violation of Applicable Environmental Laws or as a landfill or other solid or hazardous waste disposal site.

             (ii) To the Seller's knowledge, except as set forth in Schedule 3.17, there are no underground storage tanks on the Real Property.

             (iii) Except as set forth on Schedule 3.17, Seller has no knowledge that any of the improvements owned or used by Seller on the Real Property contain any asbestos, or that any equipment owned or used by Seller on the Real Property contains any polychlorinated biphenyls.

             (iv) Seller has no knowledge that any material contamination exists on or under the Real Property and Assets, or affecting any natural resources therein that would constitute a material violation of or non-compliance with any Applicable Environmental Law.

             (v) Seller has no knowledge that Seller, the Assets, or the Station's Business are not in material compliance with all Applicable Environmental Laws.

             (vi) Except as set forth on Schedule 3.17, Seller has no knowledge of any agreements, consent orders, decrees, judgments, license or permit conditions, or other directives of Government Authorities directed to Seller, that are based on or arise out of Applicable Environmental Laws and relate to the future use of the Assets or the Station's Business or that require any material change in the present conditions of the Assets or the Station's Business.

             (vii) Except as set forth on Schedule 3.17, Seller has no knowledge of any Actions, suits, claims or proceedings seeking money damages, injunctive relief, remedial action or other remedy pending or threatened relating to an alleged violation of or noncompliance with any Applicable Environmental Laws; or the disposal, discharge or release of Hazardous Substances by Seller, the Assets or the Station's Business or Seller's ownership or use of the Assets or the Station's Business.

             (viii) Seller has given to pertinent Government Authorities all notices required pursuant to Applicable Environmental Laws in connection with the Station's Business. Except as listed on Schedule 3.17, Seller has not prior to the date hereof received any order or notice of violation or noncompliance from, or been the subject of any regulatory audit or investigation (other than any periodic investigation or inspection of a routine nature) by, any Government Authority in connection with ownership or operation of the Station's Business.

             (ix) To the Seller's knowledge, no consent or approval is needed from any Government Authority under any Applicable Environmental Laws for the transfer of the Assets from Seller to Buyer; and neither the execution of this Agreement nor the closing of the transactions contemplated hereby will materially violate any Applicable Environmental Laws.

             (x) All necessary plans for development, applications, inspection reports, certificates and other instruments required under Applicable Environmental Laws to be filed by Seller in connection with the conduct of the Station's Business on the Real Property have been filed with the appropriate Government Authority and all permits, licenses, or other authorizations necessary for the lawful conduct of the Station's Business in compliance with all Applicable Environmental Laws have been obtained.

        (d) Between the time of Seller's execution of this Agreement and the time of Closing, Seller shall not take or permit any entity under its control to take any actions that would result in the Assets being in violation of any Applicable Environmental Laws, nor will Seller omit to take any action necessary to prevent the Assets from becoming in violation of Applicable Environmental Laws.

        (e) (i) Subsequent to Seller's execution of this Agreement, Seller shall give Buyer, and its agents and consultants, reasonable access during Seller's normal business hours to: (y) the Assets and (z) Seller's personnel to enable Buyer to conduct, at Buyer's sole expense, an environmental investigation and/or audit as Buyer reasonably deems appropriate with regard to compliance with Applicable Environmental Laws. Buyer shall give Seller reasonable advance notice of its need for access for such investigation and/or audit and Buyer and Seller shall cooperate to schedule and conduct such investigations so as to minimize interference with the Station's Business and to allow Buyer to complete such investigations promptly.

             (ii) If Buyer determines through its environmental investigation and/or audit or other due diligence activities that a condition with respect to the Assets exists that constitutes a violation of Applicable Environmental Laws, Buyer shall, by no later than November 15, 1994, provide Seller with a written notification identifying with specificity any such violation that the Buyer believes exists and the basis for that belief, including copies of any written reports prepared by the consultant who performed any environmental investigation and/or audit for Buyer, together with a good faith estimate by that consultant or an independent consultant retained by Buyer, of the cumulative total costs of bringing the Assets into compliance with Applicable Environmental Laws (including, without limitation, attorneys' and consultants' fees, plan/design preparation costs, and removal, treatment, storage, transportation, and disposal expenses). If Buyer fails to give timely notice to Seller as required by this Section 3.17(e)(ii): (A) Seller shall have no further obligations under this Agreement with respect to violations of Applicable Environmental Laws other than its indemnity obligations under
Article XI; (B) all other provisions of this Agreement shall remain in full force and effect without change; and (C) except pursuant to Article XI, Buyer agrees to and does hereby release Seller from any obligations with respect to, and waives any claims against Seller by reason of discovery of any violations of Applicable Environmental Laws.

             (iii) Within twenty (20) days after Seller's receipt of the notification and information provided by Buyer pursuant to Section 3.17(e)(ii) above, Seller may obtain and deliver to Buyer a good faith estimate by an independent consultant retained by Seller of the cumulative total costs to bring the Assets into compliance with Applicable Environmental Laws (including, without limitation, attorneys' and consultants' fees, plan/design preparation costs, and removal, treatment, storage, transportation, and disposal expenses). Buyer shall have the right to review the good faith cost estimate.

             (iv) If the cumulative total costs to bring the Assets into compliance with Applicable Environmental Laws, as estimated by the independent consultant retained by Seller (or as estimated by a consultant retained by Buyer if Seller does not timely deliver to Buyer an estimate by an independent consultant retained by Seller), is less than or equal to $750,000, Seller shall take such remedial measures as it reasonably deems necessary to bring the Assets into compliance with Applicable Environmental Laws within a reasonable time under the circumstances (taking into consideration the type, nature, location, and extent of the conditions causing the non-compliance, government approvals, contractor schedules, and the like), and Closing shall proceed as otherwise provided in this Agreement (with the Seller diligently pursuing and completing the remedial work either before or after the Closing Date).
Seller's expenses in discharging its liability under this Agreement for such remedial measures shall be considered to be an indemnification obligation that is counted toward and subject to the $12 million overall limitation on Seller's indemnification obligations as set forth in Article XI; provided, however, Seller hereby agrees that its obligations under this Section 3.17(e)(iv) shall not be subject to the $250,000 deductible otherwise applicable to Seller's indemnification obligations as set forth in Article XI.

        (v) If the cumulative total costs to bring the Assets into compliance with Applicable Environmental Laws, as estimated by the independent consultant selected by Seller (or as estimated by a consultant retained by Buyer if Seller does not timely deliver to Buyer an estimate by an independent consultant retained by Seller), exceeds $750,000:

             (A) Seller may, by written notice to Buyer, elect to bring the Assets into compliance with Applicable Environmental Laws. In this case, (1) Seller shall have liability under this Agreement for the cost of such remedial measures as Seller reasonably deems necessary to bring the Assets into compliance with Applicable Environmental Laws up to $750,000, (2) Buyer shall have liability under this Agreement for the next $250,000 of additional costs above $750,000 for such remedial measures, and (3) Seller shall have liability under this Agreement for all additional costs for such remedial measures above $1 million; provided, however, that Seller's expenses in discharging its liability under this Agreement for such remedial measures shall be considered to be an indemnification obligation that is counted toward and subject to the $12 million limitation on Seller's indemnification obligations as set forth in
Article XI; or

             (B) Seller may elect to give Buyer notice of termination in accordance with Section 12.1(c), which notice shall become effective unless Buyer delivers to Seller a written election (within twenty (20) business days after the date of Seller's notice of termination) that Buyer will reimburse Seller for the first $750,000 of costs for remedial measures the Seller reasonably deems necessary for the Assets to achieve substantial compliance with Applicable Environmental Laws. In this case, Seller shall then have liability under this Agreement for costs for such remedial measures above $750,000; provided, however, Seller's liability under this Agreement for such remedial measures shall be considered to be an indemnification obligation that is counted toward and subject to the $12 million limitation on Seller's indemnification obligations as set forth in Article XI and Buyer's liability under this Agreement for such remedial measures shall be considered to be an indemnification obligation that is counted toward and subject to the $14 million limitation on Buyer's indemnification obligations as set forth in
Article XI. Neither Seller's nor Buyer's liability under this Section 3.17(e)(v)(B) shall be subject to the $250,000 deductible otherwise applicable to indemnification obligations as set forth in Article XI.

             (C) Notwithstanding anything to the contrary in Section 3.17(e)(v)(A), if the cumulative total costs to bring the Assets into substantial compliance with Applicable Environmental Laws, as estimated by the independent consultant retained by Buyer exceeds $12 million, Buyer may elect to give Seller a notice of termination in accordance with Section 12.1 within twenty (20) business days after Buyer's receipt of the estimate by its independent consultant.

             (D) Notwithstanding anything to the contrary contained in this Agreement, Buyer's obligation to pay or reimburse sums hereunder for remedial measures shall not be, and shall not be deemed or construed to be, an admission of liability by Buyer for any environmental non-compliance or violation.

             (E) Buyer shall be timely advised about all remediation measures undertaken pursuant to this Section 3.17.

             (vi)  Any election under Section 3.17(e)(v) shall be binding.

             (vii) If Seller makes the election provided to it in Section 3.17(e)(v)(A), or Buyer makes the election provided to it in Section 3.17(e)(v)(B), Closing shall proceed as otherwise provided in this Agreement (with the Seller diligently pursuing and completing the remedial work either before or after the Closing Date). If Buyer fails timely to make the election provided to it in Section 3.17(e)(v)(B) after Seller's notice of termination, this Agreement shall be terminated immediately.

        Section 3.18. Compensation. Except as set forth on Schedule 3.18, since December 31, 1993, Seller has not entered into any employment or similar contract with, or made any material increase in the compensation payable or to become payable by it to, any employee of the Station's Business and has not contributed or made any commitment to, or representation that it will, contribute any amounts to any bonus or other employee benefits plan, severance plan or collective bargaining agreement in respect of employees of the Station's Business, other than as required by law or by the terms of any such plan as in effect on December 31, 1993 and since December 31, 1993. Except as required by law or by the terms of any such plan as in effect on December 31, 1993, Seller has not otherwise altered any employee benefits, severance plan or collective bargaining agreement or the funding thereof, except as set forth on
Schedule 3.18.

        Section 3.19. Disclosure. No representations or warranties by Seller in this Agreement and no document, certificate, or other writing furnished or to be furnished by Seller or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue or misleading statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Originals or true and complete copies of all documents or other written materials underlying items listed in the Schedules, including all deeds, leases, mortgages, deeds of trust, security instruments, governmental permits, trademarks rights of Seller, contracts, employee agreements and licenses, have heretofore been furnished to Buyer in the form in which each of such documents is in effect.

        Section 3.20. Brokers, Finders, etc. Seller has not employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from Buyer in connection with such transactions.

        Section 3.21. Projections. Projections were prepared by Seller and previously delivered to Buyer covering the operations of the Station (the "Projections"). Seller represents that the Projections (a) were prepared by Seller's management in the ordinary course of business for purposes of management's regular reporting to Seller's owners, and (b) represented as of July 11, 1994, the good faith estimates of Seller's management of the likely future performance of the Station in the light of facts and circumstances known to management at the time. Buyer acknowledges that the Projections contain only management's then best estimates of future performance by Station in the listed categories and does not constitute any representation or agreement that actual performance by the Station would match the projections.

        Section 3.22. Bankruptcy. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller are pending or, to the knowledge of Seller, threatened, and Seller has not made any assignment for the benefit of creditors or taken any action in contemplation of, or which would constitute the basis for, the institution of such insolvency proceedings.


                                   ARTICLE IV
                                   ----------

                    Representations and Warranties of Buyer
                    ---------------------------------------


        Buyer hereby represents and warrants to Seller as follows:

        Section 4.1. Incorporation; Authorization; etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Iowa and is, or on the Closing Date will be, duly qualified to do business in and in good standing under the laws of the State of Tennessee and is not required to be qualified in any other jurisdiction in connection with its execution and performance of this Agreement. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Buyer's obligations hereunder and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings or actions on the part of Buyer, its board of directors or stockholders are necessary therefor. The execution, delivery and performance of this Agreement will not (i) violate any provision of the charter or by-laws or similar organizational instrument of Buyer or any of its Affiliates, (ii) violate in any material respect any provision of, or be an event that is (or with the passage of time will result in) a material violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, or result in the imposition of any Lien upon or the creation of a security interest in any of Buyer's or any of its Affiliates' assets or properties pursuant to, any material mortgage, Lien, lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which Buyer or any of its Affiliates is a party or by which Buyer or any of its Affiliates is bound, or (iii) violate or conflict in any material respect with any statute, rule or regulation applicable to Buyer, any of its Affiliates or any of their properties or assets or any other material restriction of any kind or character to which Buyer or any of its Affiliates is subject, that, in the case of clauses (ii) and (iii), would, individually or in the aggregate, have a material adverse effect on the assets or financial condition of Buyer or would prevent the Asset Purchase. This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution hereof by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

        Section 4.2. Brokers, Finders, etc. Buyer has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from Seller in connection with such transactions.

        Section 4.3. Approvals, Other Consents, Reports, etc. Schedule 4.3 lists all registrations, filings, applications, notices, consents, approvals, orders, qualifications or waivers of which Buyer has knowledge are required to be made, filed, given or obtained by Buyer or any of its Affiliates with, to or from any person in connection with the consummation of the Asset Purchase except for those that are specifically covered by Sections 6.1 and 6.6 hereof.

        Section 4.4. FCC Qualifications. Buyer has no knowledge of any facts which, under the Communications Act or the existing rules, regulations and policies of the FCC, would disqualify Buyer from becoming assignee of the FCC Authorizations and purchasing the Assets or from consummating the transactions contemplated herein within the times contemplated herein, except as set forth in Schedule 4.4. By way of illustration but not of limitation, Buyer does not have (i) attributable interests under FCC Rule 73.3555 or the FCC's cross-interest policy, or (ii) alien ownership prohibited by Section 310 of the Communications Act, or (iii) characteristics not conforming to any other rule or policy of the FCC that will hinder or delay the processing and grant of the FCC Application or that will prevent the FCC Consent from becoming a Final Order in time for the Closing to occur on or before May 31, 1995.

        Section 4.5. Buyer's Financial Capacity. (a) On the Closing Date, Buyer will have on hand or immediately available to it through bank loans or otherwise all funds necessary to pay the Consideration in full. Buyer has no knowledge of any fact, reason, circumstance or condition that would prevent Buyer from having the funds necessary to pay the Consideration in full at the Closing. Buyer has taken all action that is necessary and appropriate for it to take as of the date of this Agreement to permit Buyer to have the financial resources on hand to permit timely payment of the Consideration and consummation of the transactions contemplated by this Agreement.

        (b) Attached as Schedule 4.5 are true and complete copies of the audited balance sheet of Buyer as of June 30, 1993, and the related statements of operations and changes in financial position for the periods then ended (including the notes to such statements) as submitted to the Securities and Exchange Commission with Buyer's Form 10-K for the year ended June 30, 1993, and Forms 10-Q for the periods ending September 30, 1993, December 31, 1993, and March 31, 1994, respectively ("Buyer's Financial Statements"). Buyer's Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied by Buyer. There has been no material adverse change in the financial condition of Buyer since the date of the most recent financial statements set forth in Schedule 4.5.

        Section 4.6. NBC Affiliate Qualifications. Buyer has no knowledge of any facts which would cause NBC to withhold its consent to the assignment of the NBC Contract from Seller to Buyer as contemplated by subparagraph 11(a) of the NBC Contract.

        Section 4.7. Litigation. Except as set forth in Schedule 4.7, as of the date hereof, Buyer has no knowledge of any lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or threatened against Buyer which question the validity of this Agreement or, any action taken or to be taken in connection herewith and to the best knowledge of Buyer, no basis for such suits, actions, proceedings or investigations exists.

        Section 4.8. Disclosure. No representations or warranties by Buyer in this Agreement and no document, certificate, or other writing furnished or to be furnished by Buyer or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue or misleading statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Originals or true and complete copies of all documents or other written materials underlying items listed in the Schedules, have heretofore been furnished to Seller in the form in which each of such documents is in effect, and will not be modified in any material respect prior to the Closing Date without Seller's prior written consent.

        Section 4.9. Bankruptcy. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Buyer are pending or, to the knowledge of Buyer, threatened, and Buyer has not made any assignment for the benefit of creditors or taken any action in contemplation of, or which would constitute the basis for, the institution of such insolvency proceedings.


                                   ARTICLE V
                                   ---------

                  Covenants of Seller Pending the Closing Date
                  --------------------------------------------


        Seller covenants and agrees that from the date hereof to and including the Closing Date:

        Section 5.1. Maintenance of Business. Seller shall continue to carry on the Station's Business, maintain and repair its facilities and equipment, maintain its inventory of supplies, parts and other materials and keep its books of account, records, and files, in each case in the ordinary course of business consistent with past practice. Seller shall continue to operate the Station in accordance with the terms of the FCC Authorizations and in compliance in all material respects with all applicable laws and FCC rules and regulations. Seller will promptly execute and file any necessary applications for renewal of the FCC Authorizations, and timely file with the FCC all required reports and pay all required annual and regulatory fees for the operation of the Station. Seller will deliver to Buyer, within ten (10) business days after filing, copies of any reports, applications or responses to the FCC related to the Station which are filed between the date of this Agreement and the Closing Date. Seller will maintain in full force and effect through the Closing Date property damage, liability, and other insurance with respect to the Assets and the Station's Business providing coverage against such risks and in at least the amounts as provided by the insurance policies currently maintained by Seller to the extent reasonably available to Seller.
On or before the Closing Date, Seller shall accrue all items subject to proration pursuant to Section 2.6 hereof.

        Prior to the Closing Date, except as otherwise permitted by this
Section 5.1, Seller will not, without the prior written consent of Buyer:

        (a) sell, lease, transfer, or agree to sell, lease, or transfer any Assets except in the ordinary course of business and having an individual value of less than $10,000 or an aggregate value of less than $25,000, and not replaced with a substantially equivalent asset;

        (b) enter into, renew, amend or modify any contract of employment, collective bargaining agreement or other labor contract, permit any increases or changes in the compensation or benefits of any employees of the Station (including bonuses) or otherwise hire any employee, except for annual salary increases in the ordinary course of business not exceeding 5% of the compensation previously paid to such person and except as otherwise required by existing agreements and applicable law;

        (c) except in the ordinary course of business, enter into, renew, renegotiate, modify, amend, or terminate any existing time sales contracts with respect to the Station or incur any receivables;

        (d) enter into, renew, amend or modify any contract, license or other agreement under which Seller is authorized to broadcast programming on the Station unless any such contract will be and is fully performed and satisfied by Seller prior to the Closing Date, or enter into, renew, amend or modify any program barter transaction which requires the furnishing of advertising time on the Station or any payments at any time on or after the Closing Date for programming broadcast before the Closing Date;

        (e) apply to the FCC for any construction permit that would materially restrict the Station's present operations, or make any material change in the Station's buildings, leasehold improvements, or fixtures; or

        (f) sell, assign or create any right, title or interest in or to the Real Property or the Real Property Leases;

        (g) enter into, renew, amend or modify any contract, license or other agreement unless any such contract requires the payment by or on behalf of the Station of consideration consisting of no more than $15,000 individually or $50,000 in the aggregate for all such contracts and will be subject to termination or be fully performed and satisfied prior to the one (1) year anniversary thereof;

        (h) cancel, amend or permit the cancellation of any insurance policies without replacement by equivalent or superior coverage;

        (i) create, assume or permit to exist any Liens other than Permitted Liens;

        (j) made any assignment for the benefit of creditors or take any action in contemplation of or which would constitute the basis for the institution of insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary; or

        (k) enter into, renew, amend or modify any Trade Agreement that is not to be fully performed by December 31, 1994.

        Whenever pursuant to subsections (a) through (k) above Seller shall request the Consent of Buyer, the request shall be sent in writing via facsimile to Buyer in accordance with Section 13.6. Unless Buyer gives or denies its written consent by the end of the fifth business day after the request for consent is transmitted to Buyer, Buyer's written consent will be presumed to have been given as of that deadline.

        At Seller's discretion, on or prior to the Closing Date, Seller shall perform and pay all of its pre-Closing Liabilities under the contracts included in the Assets, so that all payments required to be made pursuant to such contracts as of the Closing Date shall have been made on or prior to the Closing Date except to the extent any unpaid Liabilities are included in calculating adjustments to the Consideration pursuant to Section 2.6.

        Section 5.2. Organization, Good Will, Promotion. Seller (a) shall use best efforts to preserve the business organization of the Station intact, retain substantially as at present the Station's employees, and preserve the goodwill of the Station's suppliers, customers and others having business relations with it and (b) shall make expenditures for promotion of the Station in the ordinary course of business consistent with past practices.

        Section 5.3. Reports. Seller will provide Buyer with copies of each of the following with respect to the Station between the date hereof and the Closing Date: (a) all year-end and quarterly financial statements or reports, including the Station's balance sheet and related statement of income and cash flows and any related notes and schedules; (b) all monthly financial statements and monthly trade and/or barter statements; (c) weekly sales reports; (d) monthly accounts receivable aging reports; and (e) if requested by Buyer, any other internal operating reports and statements related to the Station which are prepared by Seller in the ordinary course of business. Seller agrees to provide the foregoing to Buyer within thirty (30) days after the end of the applicable year or period in the case of year-end and quarterly financial statements, and within twenty (20) days after the end of each month in the case of monthly financial statements.

        Section 5.4. Access to Facilities, Files and Records. Upon the request of Buyer with reasonable notice, Seller shall from time to time give, or cause to be given, to the officers, employees, accountants, counsel, and representatives of Buyer (i) reasonable access during normal business hours to all facilities, property, accounts, books, bank statements, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, records and files of every character (other than the Sealed Files), equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable, and inventories related to the Station, and (ii) all such other information concerning the affairs of the Station as Buyer may request. Buyer may interview the employees of Seller during normal business hours at the Station only upon individual arrangements made with Seller's Mr. Stephen C. Hillard or Mr. Mark D. Adolph.

        Section 5.5. Representations and Warranties. Seller shall give detailed written notice to Buyer promptly upon learning of the occurrence of any event that would cause or constitute a material breach by Seller or would have caused a material breach by Seller had such event occurred or been known to Buyer prior to the date hereof, of any representations or warranties of Seller contained in this Agreement or in any Schedule referred to herein.

        Section 5.6. Application for Commission Consent. As promptly as practicable after the date of this Agreement, and in no event later than five
(5) business days after the date hereof, Seller will file such applications as are required with the FCC requesting its written consent to the assignment of the FCC Authorizations for the Station (and any extension or renewals thereof) to Buyer; which applications shall be in form and substance acceptable for filing with the FCC. Seller will diligently take, or cooperate in the taking of, all steps that are necessary, proper, or desirable to expedite the preparation of such applications and their prosecution to a favorable conclusion. Seller will promptly provide Buyer with a copy of any pleading, order, or other document served on it relating to such applications. Seller shall not have any obligation to satisfy any complainant or the FCC by taking any steps which would have a material adverse effect upon Seller or upon any affiliated entity, but neither the expense nor inconvenience to Seller of defending against a complainant or an inquiry by the FCC shall be considered a material adverse effect on Seller. If the FCC Consent imposes any condition on Seller, Seller shall use its best efforts to comply with such condition; provided, however, that Seller shall not be required to comply with any condition that would have a material adverse effect upon it or any affiliated entity. If reconsideration or judicial review is sought with respect to the FCC Consent, if Seller is the party affected it shall vigorously oppose such reconsideration or judicial review; provided, however, that nothing in this
Section 5.6 shall be construed to limit Seller's right to terminate this Agreement pursuant to Article XII.

        Section 5.7. Request for NBC Consent. Seller timely will take the actions required of it by subparagraph 11(b) of the NBC Contract.

        Section 5.8. Third-Party Consents. Seller will use reasonable commercial efforts to obtain, or cause to be obtained, prior to the Closing Date consents to the assignment to or assumption by Buyer of all licenses, leases and other contracts and instruments and rights of Seller included in the Assets that require, by their express terms, the consent of any third party by reason of the transactions contemplated by this Agreement, which such consents shall provide that Buyer is only assuming obligations which arise on and after the Closing under licenses, leases, contracts and instruments. Seller will also request estoppel certificates, in a form supplied by Buyer, which form will conform with the requirements, if any, of the Real Property Leases or the Tower Leases, from the landlords under the Real Property Leases or the lessees under the Tower Leases, as designated by Buyer. Seller shall use reasonable commercial efforts to cause any required consents to assignment of the Real Property Leases to be in recordable form if the Real Property Lease itself is recorded.

        Section 5.9. Notice of Proceedings. Seller will promptly notify Buyer in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any court or Government Authority of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated. Seller will use reasonable commercial efforts to contest, defend and resolve any such suit, proceeding or injunction brought against Seller, and to cause any temporary restraining order or preliminary injunction against such consummation to be lifted, promptly, so as to permit the consummation of the transactions contemplated hereby. Seller will notify Buyer promptly of any Action filed or threatened against the Station or relating to the Station's Business or the Assets.

        Section 5.10. Confidential Information. Seller shall not, at any time, disclose to third parties any confidential information either received from Buyer or its agents in the course of investigating, negotiating, and completing the transactions contemplated by this Agreement, or, following Closing, any confidential information relating to the Assets. Nothing shall be deemed to be confidential information that: (a) is known to Seller at the time of its disclosure to Seller; (b) becomes publicly known or available other than through disclosure by Seller; (c) is received by Seller from a third party not actually known by Seller to be bound by a confidentiality agreement with or obligation to Buyer; or (d) is independently developed by Seller. Notwithstanding the foregoing provisions of this Section 5.10, Seller may disclose such confidential information (i) to the extent required or deemed advisable to comply with applicable laws, rules, regulations and legal process,
(ii) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby, and (iii) to any Government Authority in connection with the transactions contemplated hereby. Seller agrees that if it discloses any such confidential information to its officers, directors, employees or representatives, Seller shall be responsible for any breach of this Section
5.10 by any such person or entity.

        Section 5.11. Consummation of Agreement. Seller shall use all commercially reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and to cause the transactions contemplated by this Agreement to be fully carried out.

        Section 5.12. Notice of Certain Developments. Seller shall give prompt written notice to Buyer (a) if the Assets shall have suffered damage on account of fire, explosion or other cause of any nature which is sufficient to prevent operation of the Station for four (4) continuous hours or more, (b) if the regular broadcast transmission of the Station in the normal and usual manner in which it heretofore has been operating is interrupted for a period of four (4) continuous hours or more, and (c) if Seller receives notice of termination under its lease agreement with American General Life and Accident Insurance Company listed on Schedule 2.1(c).

        Section 5.13. HSR Act. As soon as possible after the date hereof, but in no event later than ten (10) business days after the filing of the FCC Application, Seller shall cause the filing of all documents with the FTC and the Department of Justice as is required to comply with the HSR Act and thereafter shall cause to be promptly furnished all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings.

        Section 5.14. Exclusive Dealing. Prior to giving or receiving Notice of Termination of this Agreement in accordance with Article XII hereof: (a) Seller will not, directly or indirectly, through any director, officer, agent, partner, shareholder or otherwise solicit, initiate or encourage submission of offers or proposals from any person in respect of the purchase or other acquisition, directly or indirectly, of all or a material portion of the Assets or the Station's Business or any equity or other ownership interest in Seller, or any merger, consolidation, business combination or equity investment (directly or indirectly) with Seller or participate in any discussions or negotiations regarding, or furnish to any other person, any information regarding, or otherwise cooperate in any manner with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person with respect to any of the foregoing; and (b) Buyer will not, directly or indirectly, through any director, officer, agent, partner, shareholder or otherwise solicit, initiate or encourage submission of offers or proposals from any person in respect of the purchase or other acquisition by Buyer, directly or indirectly, of all or a material portion of the assets, business or any equity or other ownership interest in any television station in the Nashville television market other than the Station, or any merger, consolidation, business combination or equity investment (directly or indirectly) in or with such other station or participate in any discussions or negotiations regarding, or furnish to any other person, any information regarding, or otherwise cooperate in any manner with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person with respect to any of the foregoing.

        Section 5.15. Public Announcements. Seller and Buyer shall agree upon and release a joint press release announcing this Agreement. Seller may make a separate announcement to the stockholders of Cook Inlet Region, Inc. Except for the foregoing, Seller will not issue, or permit any agent or Affiliate to issue, any press releases or otherwise make or permit any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby, except in each case with the prior written consent of Buyer.

        Section 5.16. Updated Schedules. Seller shall promptly disclose or cause to be disclosed in writing to Buyer any information contained in Seller's representations and warranties herein or any schedule or exhibit hereto which is incomplete or incorrect because of an event occurring after the date of delivery of such schedule.

        Section 5.17. Delivery of Updated Survey; Objectionable Title Matters; Title Matters Indemnity. Seller shall cause the 1989 Survey to be revised and updated to ALTA Category I survey standards and to be in form, quality and content sufficient for the issuance of the Title Policy in the form required by
Section 2.7(a)(vii) (the "Updated Survey"). The Updated Survey shall be delivered to Buyer no later than forty-five (45) days after the date of this Agreement. Buyer shall, within fifteen (15) days after receipt of the Updated Survey, give written notice to Seller setting forth any matters revealed by the Updated Survey that would cause Seller to be unable to deliver to Buyer the Title Policy in the form required by Section 2.7(a)(vii) (the "Objectionable Title Matters"). Seller, at its sole cost, shall use commercially reasonable efforts to resolve any such Objectionable Title Matters prior to the Closing. If Seller is unable to resolve Objectionable Title Matters prior to the Closing, such inability shall not be a default by Seller under this Agreement or a breach by Seller of any representation, warranty, covenant or agreement of Seller set forth in this Agreement, and Buyer shall, at the Closing, accept conveyance of the Real Properties subject to any such remaining Objectionable Title Matters and shall also accept delivery of the Title Policy containing exceptions concerning any such remaining Objectionable Title Matters; provided, however, that from and after the Closing, Seller shall continue, at its sole cost, to use commercially reasonable efforts to resolve the remaining Objectionable Title Matters, and, provided further, that Seller shall indemnify and hold harmless any Buyer Indemnified Party from and against any and all Covered Liabilities suffered, directly or indirectly, by any Buyer Indemnified Party by reason of, or arising out of, the Objectionable Title Matters and such indemnification shall not be subject to the $250,000 threshold for indemnification under Section 11.5.

        Section 5.18. No Inconsistent Action. Seller shall not take any action which is materially inconsistent with its obligations under this Agreement, or that would hinder or delay the consummation of the transactions contemplated by this Agreement. Seller will not take any action that would disqualify or impair Seller as an assignor of the FCC Authorizations or owner and operator of the Station's Business.

        Section 5.19. Post-Closing Covenants. After the Closing, Seller will execute any further documents consistent with this Agreement, provide any further reasonably available information, and take any other actions not imposing significant financial or operational obligations in excess of the other obligations imposed by this Agreement, upon the request of Buyer based upon Buyer's reasonable determination that those actions are required to enable Buyer to effectuate this Agreement.

                                   ARTICLE VI
                                   ----------

                  Covenants of Buyer Pending the Closing Date
                  -------------------------------------------


        Buyer covenants and agrees that from the date hereof to and including the Closing Date:

        Section 6.1. Application for Commission Consent. As promptly as practicable after the date of this Agreement, and in no event later than five
(5) business days after the date hereof, Buyer will complete and give to Seller for filing with the FCC a fully executed copy of its portion of such applications as are required by the FCC requesting its written consent to the assignment of the FCC Authorizations for the Station (and any extension or renewals thereof) to Buyer; which applications shall be in form and substance acceptable for filing with the FCC. Buyer will diligently take, or cooperate in the taking of, all steps that are necessary, proper, or desirable to expedite the preparation of such applications and their prosecution to a favorable conclusion. Buyer will promptly provide Seller with a copy of any pleading, order, or other document served on it relating to such applications. Buyer shall not have any obligation to satisfy any complainant or the FCC by taking any steps which would have a material adverse effect upon Buyer or upon any affiliated entity, but neither the expense nor inconvenience to Buyer of defending against a complainant or an inquiry by the FCC shall be considered a material adverse effect on Buyer. If the FCC Consent imposes any condition on Buyer, Buyer shall use its best efforts to comply with such condition; provided, however, that Buyer shall not be required to comply with any condition that would have a material adverse effect upon it or any affiliated entity. If reconsideration or judicial review is sought with respect to the FCC Consent, if Buyer is the party affected it shall vigorously oppose such reconsideration or judicial review; provided, however, that nothing in this
Section 6.1 shall be construed to limit Buyer's right to terminate this Agreement pursuant to Article XII.

        Section 6.2. Request for NBC Consent. Buyer timely, diligently and thoroughly will take the actions required of it by subparagraph 11(b) of the NBC Contract, including executing Exhibit G to the NBC Contract, and will take all commercially reasonable steps to demonstrate to NBC why NBC should consent to the assignment of the NBC Contract from Seller to Buyer in accordance with Paragraph 11 of the NBC Contract. If required by NBC under subparagraph 11(c) of the NBC Contract, Buyer hereby agrees to be bound, for one or the other of the two alternative periods of time for Buyer to assume and be bound by the NBC Contract as specified in subparagraph 11(c) of the NBC Contract. Buyer also hereby agrees to be bound by the provisions of subparagraph 11(c) of the NBC Contract with respect to NBC's right to extend the term of the NBC Contract in connection with any assignments/transfers after the initial assignment to Buyer contemplated by this Agreement.

        Section 6.3. Confidential Information. Without Seller's express written consent, Buyer shall not, at any time prior to the Closing Date, disclose to third parties any confidential information received from Seller or its agents in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement. Nothing shall be deemed to be confidential information that: (a) is known to Buyer at the time of its disclosure to Buyer; (b) becomes publicly known or available other than through disclosure by Buyer; (c) is received by Buyer from a third party not actually known by Buyer to be bound by a confidentiality agreement with or obligation to Seller; or (d) is independently developed by Buyer. Notwithstanding the foregoing provisions of this Section 6.3, Buyer may disclose such confidential information (i) to the extent required or deemed advisable to comply with applicable laws, rules, regulations and legal process, (ii) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, agents and potential sources of financing with respect to the transactions contemplated hereby, (iii) to its affiliates and related entities, and (iv) to any Government Authority in connection with the transactions contemplated hereby. Buyer agrees that if it discloses any such confidential information to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, agents or potential sources of financing, Buyer shall be responsible for any breach of this Section 6.2 by any such person or entity.

        Section 6.4. Consummation of Agreement. Buyer shall use all commercially reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and to cause the transactions contemplated by this Agreement to be fully carried out. Buyer agrees to cooperate with Seller in connection with obtaining consents to the assignment to or assumption by Buyer of the Assets, including the licenses, leases and other contracts included therein, and to execute such assumption instruments with respect to the Assumed Liabilities as may be required in connection with obtaining such consents, to supply available information reasonably requested by any third party whose consent is required in connection with the transactions contemplated hereby or whose consent is required to the assignment of Program Contracts; provided, however, that nothing herein shall be deemed to require Buyer to make any payments to obtain such consents, to assume any Liabilities other than the Assumed Liabilities or to make any representations or warranties to any person other than the representations and warranties by Seller set forth in any license, lease, contract or instrument (other than those with Affiliates) and other than to assume the Assumed Liabilities.

        Section 6.5. Notice of Proceedings. Buyer will promptly notify Seller in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any court or Government Authority of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated. Buyer will use reasonable commercial efforts to contest, defend and resolve any such suit, proceeding or injunction brought against Buyer, and to cause any temporary restraining order or preliminary injunction against such consummation to be lifted promptly, so as to permit the consummation of the transactions contemplated hereby.

        Section 6.6. HSR Act. As soon as possible after the date hereof, but in no event later than ten (10) business days after the filing of the FCC Application, Buyer shall cause the filing of all documents with the FTC and the Department of Justice as is required to comply with the HSR Act and shall thereafter cause to be furnished all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings.

        Section 6.7. Representations and Warranties. Buyer shall give detailed written notice to Seller promptly upon learning of the occurrence of any event that would cause or constitute a material breach by Buyer or would have caused a material breach by Buyer had such event occurred or been known to Buyer prior to the date hereof, of any representations or warranties of Buyer contained in this Agreement or in any Schedule referred to herein.

        Section 6.8. Public Announcements. Buyer and Seller shall agree upon and release a joint press release announcing this Agreement. Buyer will not issue, or permit any agent or Affiliate to issue, any press releases or otherwise make or permit any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby, except in each case with the prior written consent of Seller.

        Section 6.9. No Inconsistent Action. Buyer shall not take any action which is materially inconsistent with its obligations under this Agreement, or that would hinder or delay the consummation of the transactions contemplated by this Agreement. Buyer will not take any action that would disqualify or impair Buyer as an assignee of the FCC Authorizations or owner and operator of the Station's Business. By way of illustration but not of limitation, Buyer shall not have attributable interests under FCC Rule 73.3555, the FCC's cross-interest policy or any other rule or policy that will hinder or delay the processing and grant of the FCC Application or that will prevent the FCC Consent from becoming a Final Order in time for the Closing to occur on or before May 31, 1995.

        Section 6.10. Bankruptcy. Buyer shall not make any assignment for the benefit of creditors or take any action in contemplation of or which would constitute the basis for the institution of insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary.

        Section 6.11. Financial Reports. After the date of this Agreement, Buyer shall provide Seller a true copy of each of Buyer's Form 10-Q or Form 10-K, as the case may be, together with the balance sheet and the related statements of operations and changes in financial position for the fiscal period then ended (including the notes to such statements), as submitted, or to be submitted, to the SEC with such Form 10-Q or Form 10-K within five (5) business days after Buyer has filed such Form 10-Q or Form 10-K with the SEC.

        Section 6.12. Buyer's Financing. Buyer diligently and timely will take, or cause to be taken, all necessary or appropriate actions and otherwise will use its best efforts to maintain its financial capacity to acquire the Station by Buyer from Seller as provided by this Agreement. Buyer shall give Seller immediate written notice describing any material adverse change in its financial capacity to acquire the Station as provided by this Agreement.

        Section 6.13. Updated Schedules. Buyer shall promptly disclose or cause to be disclosed in writing to Seller any information contained in Buyer's representations and warranties herein or any schedule or exhibit hereto which is incomplete or incorrect because of an event occurring after the date of delivery of such schedule.

        Section 6.14.  Post-Closing Covenants.

        (a) Commencing as of the Cut-Off Time, Buyer shall provide all Station employees with group health insurance coverage which (i) shall not be subject to any waiting period on eligibility for any benefit, and (ii) shall not exclude coverage for any preexisting condition that, except for its preexistence, would otherwise be covered under such health insurance.

        (b) Buyer agrees to make available to Seller after Closing any records, files, documents, and correspondence of the Station that are reasonably determined by Seller to be necessary or appropriate in connection with the filing of any report with a governmental agency or the prosecution or defense of any claim, legal action, counterclaim, suit, arbitration, governmental investigation, or other legal, administrative, or tax proceeding, to which Seller is a party. Buyer further agrees to cooperate with Seller in making available for testimony on behalf of Seller or consultation with Seller any employees of the Station whose testimony or consultation is reasonably determined by Seller to be necessary or appropriate in connection with any claim, legal action, counterclaim, suit, arbitration, governmental investigation, or other legal, administrative, or tax proceeding. Buyer shall provide Seller with adequate opportunity for inspection of the Station by any representative of the Internal Revenue Service in connection with any review of Seller's tax returns. Seller shall reimburse Buyer for any expenses incurred pursuant to this Section 6.14, including a reimbursement for the time of any of Buyer's employees, including any employees of the Station. Seller shall exercise its rights under this Section 6.14 so as not unreasonably to interfere with or disrupt the operations of the Station.

        (c) After the Closing Date, at least thirty (30) days prior to discarding or destroying any books or records relating to the Station's Business being sold hereunder, Buyer shall give Seller notice of its intended action and an opportunity for Seller to retain at its expense any of the books or records proposed to be discarded or destroyed by Buyer.

        (d) After the Closing, Buyer will execute any further documents consistent with this Agreement, provide any further reasonably available information, and take any other actions not imposing significant financial or operational obligations in excess of the other obligations imposed by this Agreement, upon the request of Seller based upon Seller's reasonable determination that those actions are required to enable Seller to effectuate this Agreement.


                                   ARTICLE VII
                                   -----------

                                Employee Matters
                                ----------------


        Section 7.1.   Employee Benefit Plans.

        (a) Schedule 7.1(a) lists all material compensation and benefit plans, contracts and arrangements (other than routine administrative procedures or government-required programs) in effect as of the date hereof including all pension, profit sharing, savings and thrift, bonus, incentive or deferred compensation, severance pay and medical and life insurance plans in which any current or former employees of the Station's Business or their respective dependents (collectively, "Station Employees") participate (collectively, "Station Employee Benefit Plans"). Copies of all plan documents, summary plan descriptions, trust agreements, employee handbooks and other written material relating to the Station Employee Benefit Plans have been delivered or made available to Buyer.

        (b) Seller does not now sponsor, maintain, contribute to or have an obligation to contribute to, and has not at any time since January 1, 1989, sponsored, maintained, contributed to or been obligated to contribute to, any single employer, multiple employer or multiemployer pension plan subject to the provisions of Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code or, except with respect to Ralph Emery, any employee welfare benefit plan (as defined in Section 3(l) of ERISA) providing benefits to former Station employees, other than as required by Section 4980B of the Code. No Liability currently exists, and under no circumstances could Seller or any of its ERISA Affiliates incur any Liability pursuant to the provisions of Title I, II or IV of ERISA or Section 412, 4971 or 4980B of the Code that could become a Liability of Buyer after the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither Seller nor any of its ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

        Section 7.2. Buyer's Employment of Station Employees. Buyer agrees to assume all employment agreements with Seller's employees, as listed on
Schedule 2.1(f) or hereafter entered into in accordance with Section 5.1 hereof that are in effect on the Closing Date, and to employ each person who is employed by Seller in connection with the Station on the Closing Date as an employee of Buyer after the Closing Date in position (including status, offices, titles and reporting requirements), authority, duties and responsibilities comparable to those held and exercised by such person on the Closing Date; provided, however, that this shall not prevent Buyer from making such employment decisions after Closing as it deems appropriate. Buyer agrees to indemnify and hold harmless Seller from and against any loss, damage or expense (including reasonable attorney's fees) suffered by Seller resulting or arising from or relating to facts with respect to the employment, including but not limited to the discharge or other termination of employment, of any Station employee by Buyer from and after the Closing Date, or any employment agreement assumed by Buyer hereunder, occurring after the Closing.


                                   ARTICLE VIII
                                   ------------

                                    Tax Matters
                                    -----------


        Section 8.1. General. Seller has filed or will file with all appropriate Taxing Authorities all required Returns for the Station's Business through the Closing Date and all taxes owed by Seller for the Station's Business through the Closing Date have been paid or will be paid, except for those contested in good faith or believed in good faith not to be due and payable. There are no liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any tax related to the Station's Business.

        Section 8.2. Tax Allocation of Consideration. The Parties agree to allocate the Consideration among the Assets for all financial accounting and Tax purposes in accordance with the allocation schedule attached hereto as
Schedule 8.2. Seller and Buyer agree that for federal, state and local tax purposes they shall report the sale and purchase of the Assets contemplated by this Agreement in accordance with such allocation.

        Section 8.3. Tax Indemnification by Seller. Seller shall be liable for, and shall hold Buyer harmless from and against any and all Taxes with respect to the Station's Business or the Assets attributable to the period ending on or before the Closing Date.

        Section 8.4. Tax Indemnification by Buyer. Buyer shall be liable for, and shall hold Seller harmless from and against any and all Taxes with respect to the Station attributable to the period after the Closing Date.

        Section 8.5. Refunds. (a) Seller shall be entitled to any refunds or credits of Taxes with respect to the Station's Business attributable to the period on or before the Closing Date.

        (b) Buyer shall be entitled to any refunds or credits of Taxes with respect to the Station attributable to the period ending after the Closing Date.

        Section 8.6. Cooperation and Exchange of Information. (a) As soon as practicable following Seller's written request, from and after the Closing Date, Buyer shall provide Seller with such cooperation and shall deliver to Seller such information and data concerning the pre-Closing operations of the Station's Business and such other information and data concerning the post-Closing operations of the Station that might affect Seller's liability for Taxes with respect to pre-Closing operations, and make available such knowledgeable employees of the Station's Business as Seller may request, including providing the information and data required by Seller's customary tax and accounting questionnaires, in order to enable Seller to complete and file all Returns which it may be required to file with respect to the operations and business of the Station's Business through the Closing Date or to respond to audits by any Taxing Authorities with respect to such operations and to otherwise enable Seller to satisfy its internal accounting, tax and other legitimate requirements.

        (b) Buyer and Seller and their respective Affiliates shall cooperate in the preparation of all Returns relating in whole or in part to the period ending on or before the Closing Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, and furnishing such other information within such party's possession requested by the party filing such Returns as is relevant to their preparation.



                                   ARTICLE IX
                                   ----------

                Conditions to the Obligations of Seller to Close
                ------------------------------------------------


        The obligations of Seller under this Agreement are subject to Buyer's performance of all of its obligations under this Agreement to be performed prior to Closing, including without limitation the fulfillment of the following conditions prior to or at the Closing Date (any of which may be waived at the option of Seller):

        Section 9.1. Representations, Warranties, Covenants. (a) Each of the representations and warranties of Buyer contained in this Agreement shall have been true and accurate as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall be true and accurate in all material respects on the Closing Date;

        (b) Buyer shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date in all material respects, and shall be standing ready to deliver the Consideration and the Assignment and Assumption Agreement;

        (c) Buyer shall have delivered to Seller a certificate of an officer of Buyer, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Section 9.1(a); and

        (d) Buyer shall have delivered to Seller a certificate of an officer of Buyer, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Section 9.1(b).

        Section 9.2. Proceedings. (a) No order to restrain, prohibit, or enjoin the consummation of this Agreement or the transactions contemplated hereby shall have been issued; and (b) no Government Authority shall have instituted any Action or proceeding seeking to restrain, prohibit, or enjoin this Agreement or the transactions contemplated hereby.

        Section 9.3. Opinion of Counsel. Seller shall have received an opinion or opinions of Buyer's counsel identified in Schedule 9.3, each dated the Closing Date, as to the matters set forth in Schedule 9.3 hereto, in form and substance reasonably satisfactory to Seller and its counsel.

        Section 9.4. FCC Consent. The FCC Consent shall have been granted and shall have become a Final Order and shall contain no condition that has or, in Seller's good faith judgment, will have a material adverse effect upon Seller.

        Section 9.5. HSR Act. The waiting period under the HSR Act shall have expired or been terminated with respect to the transactions contemplated hereby and there shall not be outstanding any order of a court restraining the transactions contemplated hereby or thereby.

        Section 9.6. NBC Contract. NBC shall have given or be presumed to have given its consent to the assignment of the NBC Contract from Seller to Buyer.

        Section 9.7. Environmental Audit Process. Buyer and Seller shall have completed in timely fashion the environmental investigation and/or audit process and made the elections available to them under Section 3.17(e) hereof.


                                   ARTICLE X
                                   ---------

                Conditions to the Obligations of Buyer to Close
                -----------------------------------------------


        The obligations of Buyer under this Agreement are subject to Seller's performance of all of its obligations under this Agreement to be performed prior to the Closing, including without limitation the fulfillment of the following conditions prior to or at the Closing Date (any of which may be waived at the option of Buyer):

        Section 10.1. Representations, Warranties, Covenants. (a) Each of the representations and warranties of Seller contained in this Agreement shall have been true and accurate as of the date when made and, except for representations and warranties that specify a particular date (including "the date hereof") in the applicable provision (which shall have been true and accurate on such date), shall be deemed to be made again on and as of the Closing Date, and shall be true and accurate in all material respects on the Closing Date;

        (b) Seller shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date in all material respects, and shall be standing ready to deliver to Buyer the instruments conveying the Assets to Buyer;

        (c) Seller shall have delivered to Buyer a certificate of an officer of Seller, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Section 10.1(a); and

        (d) Seller shall have delivered to Buyer a certificate of an officer of Seller, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Section 10.1(b).

        Section 10.2. Proceedings. (a) No order to restrain, prohibit, or enjoin the consummation of this Agreement or the transactions contemplated hereby shall have been issued; and (b) no Government Authority shall have instituted any Action or proceeding seeking to restrain, prohibit, or enjoin this Agreement or the transactions contemplated hereby.

        Section 10.3. Opinion of Counsel. Buyer shall have received an opinion or opinions of Seller's counsel identified on Schedule 10.3, each dated the Closing Date, as to the matters set forth in Schedule 10.3 hereto, in form and substance reasonably satisfactory to Buyer and its counsel.

        Section 10.4. Damage to the Assets. The Assets shall not have suffered damage on account of fire, explosion, or other cause of any nature that is sufficient to prevent operation of the Station or the transmission of the signal for the Station at a level that is at least seventy-five percent (75%) of its authorized effective radiated power for more than three (3) days; provided that if Buyer elects to waive the condition set forth in this Section
10.4 and consummate the Closing, then Buyer shall be entitled to collect and receive on behalf of Seller or Seller shall pay over to Buyer the proceeds of any insurance payable to Seller on account of such damages which have not been applied to the repair thereof, in each case other than proceeds payable or received pursuant to business interruption or loss of income policies in respect of any period prior to the Closing.

        Section 10.5. FCC Consent. The FCC Consent shall have been granted and shall have become a Final Order and shall contain no condition that has or, in Buyer's good faith judgment, will have a material adverse effect upon Buyer or the operation of the Station by Buyer.

        Section 10.6. No Material Adverse Change. There shall not have been a material adverse change after the date of this Agreement in the Business Condition of the Station. The following events or conditions, by way of illustration and not of limitation, shall not constitute a material adverse change within the meaning of this Agreement: (a) termination of the employment of the Station's current General Manager or General Sales Manager; (b) failure of the Station to extend the current agreement with King World Productions, Inc., for The Oprah Winfrey Show (License Period 9/5/84-9/1/95) listed on
Schedule 2.1(e) or to enter into a new or replacement agreement for that program; (c) changes in the governmental regulatory requirements affecting the Station in the following areas: (i) spectrum tax, (ii) ownership limits, (iii) television advertising, (iv) high definition television, and (v) cable must carry; or (d) entry of new television service delivery systems, such as direct broadcast satellite service or video dial tone service in the Nashville television market.

        Section 10.7. Consents. Seller shall have obtained and delivered to Buyer on or prior to the Closing, in form and substance reasonably satisfactory to Buyer, (a) any consents to the assignment to Buyer of the Real Property Leases marked by asterisks on Schedule 2.1(c), (b) any consents to the assignment to Buyer of any material easements or other interests in real property marked by asterisks on Schedule 2.1(c), and (c) any consents to the assignment to Buyer of the Program Contracts, Trademarks or Other Contracts marked by asterisks on Schedules 2.1(d), 2.1(e), 2.1(f) and 2.1.(g) and (d) the consent of NBC to assignment of the NBC Contract to Buyer.

        Section 10.8. HSR Act. The waiting period under the HSR Act shall have expired or been terminated with respect to the transactions contemplated hereby and there shall not be outstanding any order of a court restraining the transactions contemplated hereby or thereby.

        Section 10.9. NBC Contract. NBC shall have given or be presumed to have given its consent to the assignment of the NBC Contract from Seller to Buyer.

        Section 10.10. Environmental Audit Process. Buyer and Seller shall have completed in timely fashion the environmental investigation and/or audit process and made the elections available to them under Section 3.17(e) hereof.

                                   ARTICLE XI
                                   ----------

                           Survival; Indemnification
                           -------------------------


        Section 11.1 Survival. Except for the obligations of Buyer and Seller to provide indemnifications under this Agreement, all representations, warranties covenants and agreements of the parties contained in this Agreement or in any Schedule hereto, or any certificate, document or other instrument delivered in connection herewith shall survive the Closing only until the first anniversary of the Closing; provided, however, that (a) the representations and warranties contained in Section 3.17 shall survive until the second anniversary of the Closing, (b) the representations and warranties contained in Sections 3.1, 3.20, 4.1, 4.2 and Article VIII shall survive until the third anniversary of the Closing, and (c) those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Closing shall
survive in accordance with their terms.   No Action or proceeding may be
brought with respect to any of the representations and warranties, or any of the covenants or agreements, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or breach of covenant or agreement, shall have been delivered to the party alleged to have breached such representation or warranty or such covenant or agreement prior to the date of termination of such representation or warranty or covenant
or agreement.   All obligations of Buyer or Seller to provide indemnification under this Agreement shall survive the Closing Date until: (a) with respect to a claimed breach of a representation or warranty or covenant or agreement, the end of the survival period for the representation or warranty or covenant or agreement claimed to be breached, or (b) with respect to any other ground for indemnification set forth in Section 5.17, 8.3, 8.4, 11.2 or 11.4, the third anniversary of the Closing Date, or (c) with respect to any ground for indemnification set forth in Section 11.6 hereof, the second anniversary of the Closing Date. Indemnification pursuant to this Article and pursuant to Sections 5.17, 8.3 and 8.4 shall be the exclusive remedy for any breach of representations and warranties or of any covenant or agreement in this Agreement by either party.

        Section 11.2 Indemnification by Buyer or Seller. (a) From and after the Closing Date, Buyer shall indemnify and hold harmless Seller, Seller's Affiliates, each of their respective partners, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") from and against any and all Covered Liabilities suffered, directly or indirectly, by any Seller Indemnified Party by reason of, or arising out of, (i) any breach of representation or warranty made by Buyer pursuant to this Agreement and any statements made in any certificate or schedule delivered pursuant to this Agreement, (ii) any failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement, (iii) any failure by Buyer to pay, perform or discharge any Assumed Liabilities specifically assumed by Buyer under this Agreement, and (iv) any Liabilities arising out of the Station's Business after the Closing (excluding those Liabilities arising out of Excluded Assets not included in the Assumed Liabilities).

        b) From and after the Closing Date, Seller shall indemnify and hold harmless Buyer, Buyer's Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against any and all Covered Liabilities suffered, directly or indirectly, by any Buyer Indemnified Party by reason of, or arising out of,
(i) any breach of representation or warranty made by Seller pursuant to this Agreement and any statements made in any certificate or schedule delivered pursuant this Agreement, (ii) any failure by Seller to perform or fulfill any of its covenants or agreements set forth in this Agreement, (iii) any failure by Seller to pay, perform or discharge any Liabilities of Seller or the Station not assumed by Buyer pursuant to this Agreement and any other Liabilities of the Station or Seller relating to any period prior to the Closing other than Liabilities arising as a result of violations of Applicable Environmental Laws, indemnification for which shall be governed by Section 11.6 hereof, or (iv) any litigation, proceeding, or claim by any third party relating to the Station's Business prior to the Closing Date (except to the extent, and only to the extent, such litigation, claim or proceeding relates (A)to a period after the Closing or (B) to a violation of Applicable Environmental Laws which is to be governed by Section 11.6 hereof).

        Section 11.3 Third-Party Claims. If a claim by a third party is made against an indemnified party (i.e., a Seller Indemnified Party or a Buyer Indemnified Party), and if such indemnified party intends to seek indemnity with respect thereto under this Article, such indemnified party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail. The indemnifying party shall have forty-five (45) days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; provided, however, that the indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party, provided that the fees and expenses of such counsel shall be borne by such indemnified party.
The indemnified party shall not pay or settle any claim which the indemnifying party is contesting. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within forty-five (45) days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

        Section 11.4 Bulk Sales Indemnity. As an inducement to Buyer to waive compliance with the provisions of any applicable bulk transfer laws, Seller covenants and agrees to pay and discharge when due all Liabilities relating to the Station's Business and/or the Assets except the Assumed Liabilities.
Seller further agrees to indemnify and hold Buyer harmless from and indemnify Buyer against any and all Covered Liabilities, including any claims made by creditors, with respect to non-compliance with any bulk transfer law except to the extent that such claims are Assumed Liabilities or result from Buyer's failure to pay, when due, the Assumed Liabilities.

        Section 11.5 Limit on Indemnification. Neither Seller nor Buyer shall have any indemnification obligation to the other under Section 5.17, 8.3, 8.4, 11.2, 11.4 or 11.6, except upon compliance by the other party with the provisions of this Article XI. Except as provided in Section 2.5(c), Indemnification shall be due only to the extent of the loss or damage actually suffered, reduced by any offsetting or related tax benefit, by any asset or service received, and by any recovery from any insurer or other third party. Neither party shall be required to indemnify the other party under this Article XI or under Article VIII or Section 5.17 unless written notice of a claim under this Article XI or Article VIII or Section 5.17 was received by the party within the pertinent survival period specified in Section 11.1 of this Agreement. Notwithstanding any other provision of this Agreement to the contrary:

        (a) no Indemnified Party shall be entitled to assert a claim for indemnification against an Indemnifying Party under Section 8.3, 8.4, 11.2,
11.4 or 11.6 hereof unless and until the aggregate amount of all liabilities for which the Indemnified Party claims indemnification under such Sections exceeds $250,000, in which event the Indemnifying Party shall be liable for amounts only in excess of such aggregate of $250,000; provided, however, that Seller hereby agrees that its obligations under Section 5.17 hereof shall not be subject to the foregoing $250,000 deductible;

        (b) the aggregate indemnification obligations of Seller for claims made by the Buyer Indemnified Parties prior to the first anniversary of the Closing Date under this Agreement, including, without limitation, under Sections 5.17, 8.3, 11.2, 11.4 and 11.6 hereof, shall not exceed an amount equal to (i) $12.0 million, minus (ii) the sum of (A) any amounts expended by Seller pursuant to Section 3.17 hereof for environmental remediation and (B) any amounts expended by Seller under Section 5.17 hereof to resolve Objectionable Title Matters;

        (c) the aggregate indemnification obligations of Seller for claims made subsequent to the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date by the Buyer Indemnified Parties under this Agreement, including, without limitation, under Sections 5.17, 8.3, 11.2,
11.4 and 11.6 hereof, shall not exceed an amount equal to (i) $6.0 million, minus (ii) the amount by which (A) the aggregate amount of the claims made by the Buyer Indemnified Parties prior to the first anniversary of the Closing Date, plus (B) any amounts expended by Seller pursuant to Section 3.17 hereof for environmental remediation, plus (C) any amounts expended by Seller under
Section 5.17 hereof to resolve Objectionable Title Matters, exceed $6.0 million;

        (d) the aggregate indemnification obligations of Seller for claims made subsequent to the second anniversary of the Closing Date by the Buyer Indemnified Parties under this Agreement, including, without limitation, under
Section 8.3 hereof, shall not exceed an amount equal to (i) $1.0 million, minus
(ii) the amount by which (A) the aggregate amount of the claims made by the Buyer Indemnified Parties prior to the second anniversary of the Closing Date, plus (B) any amounts expended by Seller pursuant to Section 3.17 hereof for environmental remediation, plus (C) any amounts expended by Seller under
Section 5.17 hereof to resolve Objectionable Title Matters, exceed $11.0 million; and

        (e) the aggregate indemnification obligations of Buyer for claims made by the Seller Indemnified Parties under this Agreement, including, without limitation, under Sections 8.4 and 11.2 hereof, shall not exceed an amount equal to $14.0 million (which shall include the amount of the Deposit).

        Section 11.6 Environmental Claims. (a) Notwithstanding anything to the contrary in this Article XI and subject to the limitation set forth in
Section 11.5 hereof:

        (i) Seller agrees to release and indemnify Buyer against any claims made within two (2) years after the Closing Date arising from any violation of or non-compliance with any Applicable Environmental Law where it can be determined by a preponderance of the evidence that the violation or act or omission resulting in non-compliance occurred prior to the Closing Date;

        (ii) Seller and Buyer agree that Seller and Buyer each shall pay 50 percent of all costs incurred by Seller and Buyer, including but not limited to reasonable attorney's fees and environmental consultant fees and expenses, incurred by Seller and Buyer in responding to, defending or resolving any claims made within two (2) years after the Closing Date arising from any violation of or non-compliance with any Applicable Environmental Law and relating to the condition of the Assets, where it cannot be determined by a preponderance of the evidence that the violation or act or omission resulting in non-compliance occurred prior to the Closing Date or after the Closing Date; and

        (iii) Seller shall have no obligation to Buyer for any claims, no matter when arising or made, that arise from Buyer's violation of or non-compliance with any Applicable Environmental Law and relating to the condition of the Assets.

        Section 11.7 Security for Seller's Indemnification Liabilities. To secure payment after Closing of Seller's indemnification liabilities hereunder, if any become due, Buyer shall on the Closing Date pay by wire transfer to Wells Fargo Bank as escrow agent ("Escrow Agent") (a) under WCC's Indemnification Escrow Agreement in substantially the form of Exhibit 11.7A ("WCC's Indemnification Escrow Agreement"), the sum of Six Million Dollars ($6,000,000) ("Escrow Deposit A"), and (b) under CITPH's Indemnification Escrow Agreement in substantially the form of Exhibit 11.7B ("CITPH's Indemnification Escrow Agreement"), the sum of Six Million Dollars ($6,000,000) ("Escrow Deposit B"). Escrow Deposit A shall be to secure payment to Buyer of the indemnification liabilities, if any, of WCC Television Partners, L.P. ("WCC"), one of the two general partners in CITP. Escrow Deposit B shall be to secure payment to Buyer of the indemnification liabilities, if any, of CITP Holdings, Inc. ("CITPH"), the other general partner in CITP. Buyer agrees that (a) the collective indemnification obligations of Seller, WCC and CITPH under this
Article XI shall be subject to the limitations set forth in Section 11.5 hereof, (b) the indemnification obligations of WCC, in its capacity as a general partner of CITP, to Buyer hereunder shall not at any time exceed $6.0 million in the aggregate, and (c) the indemnification obligations of CITPH, in its capacity as a general partner of CITP, to Buyer hereunder shall not at any time exceed $6.0 million in the aggregate. Buyer also agrees that if WCC and CITPH shall be obligated to indemnify Buyer with respect to any claim arising hereunder, CITPH and WCC each shall be liable for only 50% of the amount of any such claim. Escrow Deposit A and Escrow Deposit B shall be held and disbursed pursuant to the terms and conditions of WCC's Indemnification Escrow Agreement and CITPH's Indemnification Escrow Agreement, respectively. Escrow Deposit B may be paid out to CITPH upon the submission to Escrow Agent of a Guaranty Agreement in the amount of Six Million Dollars ($6,000,000) (or such lesser amount as shall remain in Escrow Deposit B at the time of such submission) executed and delivered by Cook Inlet Region, Inc., in form and substance substantially as set forth in Exhibit 11.7C hereto. Buyer shall not be required to accept the Guaranty Agreement unless Cook Inlet Region, Inc., supplies evidence reasonably satisfactory to Buyer, that it then has sufficient financial capacity to meet its obligations under the Guaranty Agreement. If the amount held by the Escrow Agent in Escrow Deposit A pursuant to WCC's Indemnification Escrow Agreement shall at any time exceed fifty percent (50%) of Seller's then existing maximum remaining indemnification obligations hereunder (as limited by Section 11.5 hereof), then the Escrow Agent shall be obligated to, and shall, immediately pay such excess amount to WCC. Similarly, if the amount held by the Escrow Agent in Escrow Deposit B pursuant to CITPH's Indemnification Escrow Agreement shall at any time exceed fifty percent (50%) of Seller's then existing maximum remaining indemnification obligations hereunder (as limited by Section 11.5 hereof), then the Escrow Agent shall be obligated to, and shall, immediately pay such excess amount to CITPH.


                                   ARTICLE XII
                                   -----------

                                   Termination
                                   -----------


        Section 12.1. Termination. This Agreement may be terminated at any time prior to the Closing:

        (a)  by the mutual consent of Seller and Buyer;

        (b) by either Seller or Buyer, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

             (i) if, on or prior to the Closing Date, the other party defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements contained herein, provided the non-defaulting party has first given to the defaulting party written notice of its alleged default and such default is not cured by the earlier of the Closing Date or thirty (30) business days after receipt of the notice of default; or

             (ii) If the FCC dismisses or denies the FCC Application or any part thereof or designates any part of it for a trial-type hearing; or

             (iii) if there shall be in effect any final judgment, final decree or order that would prevent or make unlawful the Closing; or

             (iv) if the Closing has not occurred by the close of business on May 31, 1995, and if the failure to consummate the Asset Purchase on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled by it prior to Closing; or

             (v) if NBC does not give, or is not presumed to have given, its consent under subparagraph 11(b) of the NBC Contract by the time specified therein.

        (c) by either party, upon written notice to the other, if either party elects to terminate pursuant to Section 3.17.

        Section 12.2. Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of Seller and Buyer pursuant to
Section 12.1, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of
Section 2.5(c), Section 5.9, Section 5.10, Section 6.3, this Section 12.2 and
Section 13.6 shall survive the termination of this Agreement. Termination of this Agreement under Section 12.1 shall not relieve any party hereto of its liability under this Agreement for any breach of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made hereunder shall, to the extent practicable, be withdrawn from the persons to which they were made.


                                   ARTICLE XIII
                                   ------------

                                   Miscellaneous
                                   -------------


        Section 13.1. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed and manually signed counterparts subsequently are delivered.

        Section 13.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.


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
        Section 13.3 Entire Agreement. This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede any and all prior agreements, arrangements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for Sections 11.2 and 11.3, which are intended to benefit, and to be enforceable by, any of the Seller Indemnified Parties and the Buyer Indemnified Parties, as the case may be, this Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

        Section 13.4. Expenses. Except as expressly set forth in this Agreement, whether or not the Asset Purchase is consummated, all legal and other costs and expenses incurred in connection with the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

        Section 13.5. Transfer Taxes, Fees, and Similar Charges. Notwithstanding Section 13.4, all costs of transferring from Seller to Buyer the Assets and the Station's Business in accordance with this Agreement, including: (a) FCC and other governmental filing or grant fees (but excluding any regulatory or other annual fees to be prorated in accordance with Section 2.6(b)), (b) any excise, sales, use or personal property taxes related to the transactions and (c) all costs related to the transfer of the Real Properties and the Leased Properties and the issuance of the Title Policy, including but not limited to recordation, transfer, stamp and documentary taxes, charges and fees, fees for the preparation of the Deed, settlement agent or Title Company fees, filing costs, the premium for the Title Policy and related title work, and the cost of the Updated Survey shall be divided equally between Buyer and Seller.

        Section 13.6. Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller shall be addressed to:

        Cook Inlet Television Partners, L.P.
        Cook Inlet Television License Partners, L.P.
        c/o Cook Inlet Communications, Inc.
        1800 Avenue of the Stars
        Suite 450
        Los Angeles, California  90067
        Attention:  Mr. Stephen C. Hillard
                    Vice President
        (310) 556-1866
        Fax:  (310) 556-2752
                                   - 69 -
with a copy to:

        Covington & Burling
        1201 Pennsylvania Avenue, N.W.
        P.O. Box 7566
        Washington, D.C.  20044
        Attention:  Edgar F. Czarra, Jr., Esq.
        (202) 662-5318
        Fax:  (202) 778-5318 or (202) 662-6291

or at such other address and to the attention of such other person as Seller may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

        Meredith Corporation
        1716 Locust Street
        Des Moines, Iowa  50309-3023
        Attention:  Mr. William T. Kerr
        (515) 284-2591
        Telecopy Number:  (515) 284-3933

with a copy to:

        Meredith Corporation
        1716 Locust Street
        Des Moines, Iowa  50309-3023
        Attention:  Thomas L. Slaughter, Esq.
        (515) 284-3056
        Telecopy Number:  (515) 284-3828

or at such other address and to the attention of such other person as Buyer may designate by written notice to Seller.

        Section 13.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 13.8. Headings; Definitions. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

        Section 13.9. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

        Section 13.10. Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, and (vi) "knowledge" shall mean (A) when used with respect to Seller, actual knowledge on the part of Stephen C. Hillard or Mark D. Adolph or the General Manager, the Controller, the Operations Manager, the General Sales Manager, the News Director, or the Chief Engineer of the Station, and (B) when used with respect to Buyer, actual knowledge on the part of William T. Kerr, Phillip A. Jones, Larry D. Hartsook, and Thomas L. Slaughter.

        (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

        Section 13.11. Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

        Section 13.12. Further Assurances. Seller and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

        Section 13.13.  Bulk Sales Laws.  Subject to the provisions of Section
11.4 hereof, Buyer hereby waives compliance by Seller, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk sales law.

        Section 13.14. Risk of Loss. The risk of loss or damage to any of the Assets prior to the Cut-Off Time shall be upon Seller. Seller shall repair, replace and restore to its prior condition any material damage to or loss of any material Station Asset as soon as possible. All other repairs, replacements and restorations shall be completed as soon as practicable by Seller, or for Seller's account, whether before or after Closing. If Seller is unable or fails to restore or replace a lost or damaged material Asset prior to the Closing Date, Buyer may elect (a) to consummate the transactions contemplated by this Agreement on the Closing Date, in which event Seller shall assign to Buyer at Closing Seller's rights under any insurance policy or pay over to Buyer all proceeds of insurance covering such Asset's damage, destruction or loss, or (b) delay the Closing Date until a date within fifteen
(15) business days after Seller gives written notice to Buyer of completion of the restoration or replacement of such Asset. If the delay in the Closing Date under this Section 13.14 would cause the Closing to occur at any time after the period permitted by the FCC Consent, Seller and Buyer shall file an appropriate request with the FCC for an extension of time within which to complete the Closing.

        Section 13.15. Efforts to Cure Conditions. If any event should occur, either within or without the control of any party hereto, which would prevent fulfillment of the conditions upon the obligations of any party to consummate the transactions contemplated by this Agreement, the parties shall use reasonable commercial efforts to cure the event as expeditiously as possible. Each party shall use reasonable commercial efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the other party to consummate the sale and purchase under this Agreement.

        IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                            BUYER:

                            MEREDITH CORPORATION



                            By:       /s/ Larry D. Hartsook
                            Name:       Larry D. Hartsook
                            Title:   Vice President - Finance

                            SELLER:

                            COOK INLET TELEVISION PARTNERS, L.P.

                            By:  CITP Holdings, Inc.,
                                 its Controlling General Partner



                            By:       /s/ Mark D. Adolph
                            Name:       Mark D. Adolph
                            Title:      Vice President


                            COOK INLET TELEVISION LICENSE PARTNERS, L.P.

                            By:  Cook Inlet Television Partners, L.P.,
                                 its Controlling General Partner
                            By:  CITP Holdings, Inc.,
                                 its Controlling General Partner



                            By:       /s/ Mark D. Adolph
                            Name:       Mark D. Adolph
                            Title:      Vice President